Exhibit T3E-1

OFFERING MEMORANDUM AND CONSENT SOLICITATION STATEMENT

Coca-Cola European Partners plc

Offers to Exchange Any and All Outstanding Notes of the Series Specified Below and
Solicitation of Consents to Amend the Related Indenture

Each Exchange Offer (as defined herein) and each Consent Solicitation (as defined herein) will expire at 11:59 p.m., New York City time, on April 9, 2018, unless extended or earlier terminated by us. We refer to this date and time, as it may be extended, as the “Expiration Date.” In order to be eligible to receive the Total Exchange Consideration (as defined herein), which includes the Early Exchange Premium (as defined herein), holders of Old Notes (as defined herein) must validly tender their Old Notes and validly deliver their Consents (as defined herein) at or before 5:00 p.m., New York City time, on March 23, 2018, unless extended by us. We refer to this date and time, as it may be extended, as the “Early Exchange Date.” Holders of Old Notes who validly tender their Old Notes and validly deliver their Consents after the Early Exchange Date and at or before the Expiration Date will be eligible to receive the Exchange Consideration, which does not include the Early Exchange Premium. Old Notes validly tendered and Consents validly delivered may be withdrawn and revoked at any time at or prior to the Withdrawal Deadline (as defined herein).

Coca-Cola European Partners plc (“we,” “us”, “our” or “CCEP”) is offering to exchange (the “Exchange Offers” and, with respect to each series of Old Notes, an “Exchange Offer”), in each case upon the terms and subject to the conditions set forth in this offering memorandum and consent solicitation statement (this “Offering Memorandum”) and the accompanying letter of transmittal and consent, dated March 12, 2018 (the “Letter of Transmittal” and, together with this Offering Memorandum, the “Offer Documents”), any and all validly tendered and accepted notes of the series set forth in the table below (together, the “Old Notes”) issued by Coca-Cola European Partners US, LLC (“CCEP US”) (as successor by merger to Coca-Cola Enterprises, Inc. (formerly named International CCE Inc.) (“CCE”)) and guaranteed by CCEP for (1) New Notes (as defined herein) issued by us and guaranteed by CCEP US and (2) cash, as further described in the table below.

Title of Series of Old Notes	CUSIP Number of Old Notes	Maturity Date	Aggregate Principal Amount Outstanding	Exchange Consideration(1)	Early Exchange Premium(1)	Total Exchange Consideration(1)(2)

3.500% Notes due 2020	459284 AB1	September 15, 2020	$525,000,000	$970 principal amount of New 3.500% Notes and $1.50 in cash	$30 principal amount of New 3.500% Notes	$1,000 principal amount of New 3.500% Notes and $1.50 in cash

3.250% Notes due 2021	19122T AE9	August 19, 2021	$250,000,000	$970 principal amount of New 3.250% Notes and $1.50 in cash	$30 principal amount of New 3.250% Notes	$1,000 principal amount of New 3.250% Notes and $1.50 in cash

4.500% Notes due 2021	19122T AB5	September 1, 2021	$300,000,000	$970 principal amount of New 4.500% Notes and $1.50 in cash	$30 principal amount of New 4.500% Notes	$1,000 principal amount of New 4.500% Notes and $1.50 in cash

(1) For each $1,000 principal amount of Old Notes.
(2) Includes Early Exchange Premium.

In addition to the Exchange Consideration or Total Exchange Consideration, as applicable, set forth above, we or one of our affiliates will pay accrued and unpaid interest on the Old Notes accepted in the Exchange Offers to, but not including, the Settlement Date (as defined herein).

Concurrently with the Exchange Offers, we, on behalf of CCEP US, are also soliciting consents (the “Consents”), in each case upon the terms and subject to the conditions set forth in this Offering Memorandum and the accompanying Letter of Transmittal (each, a “Consent Solicitation” and, collectively, the “Consent Solicitations”), from Holders (as defined herein) of the Old Notes to the Proposed Amendments (as hereinafter defined) and related execution of the Supplemental Indenture (as hereinafter defined).  The Proposed Amendments would eliminate many of the restrictive covenants contained in the Indenture, dated as of September 14, 2010 (such indenture as supplemented, the “Old Notes Indenture”), among CCEP US and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) governing the Old Notes, as supplemented by the first supplemental indenture, dated as of June 14, 2016, among CCEP US and the Trustee, and the second supplemental indenture, dated as of June 24, 2016, among CCEP, CCEP US and the Trustee.  Holders of all series of Old Notes will vote together as a single class with respect to the Proposed Amendments.

Holders may not deliver a Consent in a Consent Solicitation without tendering Old Notes in the applicable Exchange Offer.  If a Holder tenders Old Notes in an Exchange Offer, such Holder will be deemed to deliver its Consent, with respect to the principal amount of such tendered Old Notes, to the Proposed Amendments to the Old Notes Indenture.  The Exchange Offers are not conditioned upon effecting the Proposed Amendments, and we may complete the Exchange Offers even if valid Consents sufficient to effect the Proposed Amendments to the Old Notes Indenture are not received.  The Proposed Amendments to the Old Notes Indentures are described in this Offering Memorandum under “Description of the Proposed Amendments.”

We reserve the right to waive certain conditions to the Exchange Offers or the Consent Solicitations and to accept for exchange any Old Notes tendered pursuant to the Exchange Offers.  Subject to compliance with applicable securities laws and the terms set forth in the Offer Documents, we reserve the right, but will not be obligated, to extend or amend the Exchange Offers or the Consent Solicitations.  Any waiver, extension or amendment may be made by press release or another means of announcement that we deem appropriate.  We reserve the right to terminate the Exchange Offers and the Consent Solicitations at any time prior to the Expiration Date under circumstances where the conditions to the Exchange Offers and the Consent Solicitations that have not been waived are not satisfied.
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Please refer to the risk factors beginning on page 19 of this Offering Memorandum and the risk factors included in CCEP’s Annual Report on Form 20-F for the year ended December 31, 2016 (the “CCEP 20-F”) filed on April 12, 2017 with the Securities and Exchange Commission (the “SEC”) and in our other reports filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which risk factors we incorporate by reference herein.
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Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Offering Memorandum.  Any representation to the contrary is a criminal offense.
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We are making the Exchange Offers in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 3(a)(9) thereof.  Therefore, we will not pay any commission or other remuneration to any broker, dealer, salesperson or other person for soliciting tenders of the Old Notes or delivery of Consents.  In addition, neither the Financial Advisors (as defined herein) nor any broker, dealer, salesperson or any other person is engaged or authorized to express any statement, opinion, recommendation or judgment with respect to the relative merits and risks of the Exchange Offers and the Consent Solicitations.  However, our regular employees may contact holders of Old Notes and will answer inquiries concerning the Exchange Offers and Consent Solicitations.  These employees will not receive additional compensation for these services.

Based on interpretations by the staff of the Division of Corporation Finance of the SEC, we believe that the New Notes issued in the Exchange Offers, like the Old Notes, may be offered for resale, resold and otherwise transferred by any holder thereof who is not an affiliate of ours without compliance with the registration requirements of the Securities Act.
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We have made no arrangements for and have no understanding with any dealer, salesperson or other person regarding the solicitation of tenders in connection with the Exchange Offers or consents in connection with the Consent Solicitations, and no person has been authorized to give any information or to make any representation not contained in this Offering Memorandum in connection with the Exchange Offers and Consent Solicitations.  Neither the delivery of this Offering Memorandum nor any exchange made in connection with the Exchange Offers will, under any circumstances, create any implication that there has been no change in our business since the date as of which information is given or incorporated by reference in this Offering Memorandum.

There are no guaranteed delivery provisions provided for by us in conjunction with the Exchange Offers and Consent Solicitations.  Holders must tender their Old Notes and deliver their Consents in accordance with the procedures set forth under “Procedures for Tendering Old Notes and Delivering Consents.”

No brokerage commissions are payable by tendering holders of the Old Notes to us, the Financial Advisors or the Exchange and Information Agent (as defined herein).  Holders who tender their Old Notes through a custodian broker, dealer, commercial bank, trust company or other nominee should consult that institution to determine whether it charges any services fees.

We will not receive any proceeds from the Exchange Offers.  We have agreed to bear the expenses of the Exchange Offers and Consent Solicitations, other than any fees and commissions of beneficial owners to custodians tendering on their behalf.

None of us, our board of directors, our officers, CCEP US, the Financial Advisors, the Exchange and Information Agent or the Trustee makes any recommendation to holders of Old Notes as to whether to exchange or refrain from exchanging their Old Notes or deliver or refrain from delivering their Consents.  In addition, no one has been authorized to make any such recommendation.  You must make your own decision whether or when to exchange Old Notes pursuant to the Exchange Offers and deliver Consents pursuant to the Consent Solicitations and, if so, the aggregate principal amount of Old Notes to exchange and with respect to which to deliver Consents.

The Exchange Offers and the Consent Solicitations are not being made to, nor will we accept tenders of Old Notes or delivery of Consents from, holders in any jurisdiction in which the Exchange Offers and the Consent Solicitations or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.
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The date of this Offering Memorandum is March 12, 2018.

 IMPORTANT INFORMATION

The Offer Documents (including the information incorporated herein or therein by reference) contain important information that should be read and considered carefully before you make any decision with respect to the Exchange Offers or the Consent Solicitations.

For each $1,000 principal amount of Old Notes validly tendered at or before the Early Exchange Date and not validly withdrawn, Holders of Old Notes will be eligible to receive the applicable total exchange consideration set out in the table on the cover page of this Offering Memorandum (the “Total Exchange Consideration”), which includes the applicable early exchange premium set out in such table (the “Early Exchange Premium”).  For each $1,000 principal amount of Old Notes validly tendered after the Early Exchange Date but at or prior to the Expiration Date, Holders of Old Notes will be eligible to receive only the applicable exchange consideration set out in such table (the “Exchange Consideration”).  In addition to the Exchange Consideration or Total Exchange Consideration, as applicable, set forth in the table on the cover page of this Offering Memorandum, we or one of our affiliates will pay accrued and unpaid interest on the Old Notes accepted in the Exchange Offers to, but not including, the Settlement Date.

The 3.500% Notes due 2020 (the “Old 3.500% Notes”), 3.250% Notes due 2021 (the “Old 3.250% Notes”) and 4.500% Notes due 2021 (the “Old 4.500% Notes”), in each case issued by CCEP US, are referred to herein collectively as the “Old Notes.” The 3.500 Notes due 2020 (the “New 3.500% Notes”), 3.250% Notes due 2021 (the “New 3.250% Notes”) and 4.500% Notes due 2021 (the “New 4.500% Notes”), in each case to be issued by CCEP in exchange for the corresponding series of Old Notes pursuant to the Exchange Offers, are referred to herein collectively as the “New Notes.”

Holders must validly deliver (and not validly revoke) Consents in respect of at least a majority in aggregate principal amount of the Old Notes outstanding and not owned by CCEP US, any guarantor of the Old Notes or any affiliate of CCEP US (the “Requisite Consents”) at or prior to the Expiration Date in order to approve the Proposed Amendments with respect to the Old Notes Indenture.  Holders of all series of Old Notes will vote together as a single class with respect to the Proposed Amendments.

Any Holder who tenders its Old Notes pursuant to the Exchange Offers at or prior to the Expiration Date must also deliver a Consent to the Proposed Amendments.  Holders who validly tender (and do not validly withdraw) their Old Notes pursuant to the Exchange Offers at or prior to the Expiration Date will be deemed to have validly delivered their Consents by such tender.  Such Holders may not revoke a Consent without withdrawing the previously tendered Old Notes to which such Consent relates.  Holders may not deliver Consents without tendering the related Old Notes.

Tenders of Old Notes may be validly withdrawn and Consents may be validly revoked at any time at or prior to 5:00 p.m., New York City time, on March 23, 2018, unless extended by us (such date and time, as it may be extended, the “Withdrawal Deadline”) in the manner described in “Procedures for Tendering Old Notes and Delivering Consents—Withdrawal of Tenders and Revocation of Consents.” Tenders of Old Notes made at or prior to the Withdrawal Deadline may be validly withdrawn (and the related Consents validly revoked) at any time at or prior to the Withdrawal Deadline, but not thereafter, and tenders of Old Notes made after the Withdrawal Deadline may not be validly withdrawn, subject to the limited circumstances described in “Procedures for Tendering Old Notes and Delivering Consents—Withdrawal of Tenders and Revocation of Consents.” A valid withdrawal of tendered Old Notes at or prior to the Withdrawal Deadline will automatically constitute the concurrent valid revocation of such Holder’s related Consent.  A valid revocation of a Consent at or prior to the Withdrawal Deadline will automatically constitute the concurrent valid withdrawal of the related Old Notes.

Holders who validly tender Old Notes to D.F. King & Co., Inc., as the exchange agent and information agent (the “Exchange and Information Agent”), at or prior to the Early Exchange Date and do not validly withdraw such Old Notes at or prior to the Withdrawal Deadline, subject to the satisfaction or waiver of the conditions set forth herein, will receive the Total Exchange Consideration if such Old Notes are accepted for exchange.  Holders who validly tender Old Notes after the Early Exchange Date, but at or prior to the Expiration Date, will receive the Exchange Consideration but not the Early Exchange Premium with respect to such Old Notes accepted for exchange.  The Settlement Date is expected to occur promptly after the Expiration Date, assuming all conditions to the Exchange Offers and the Consent Solicitations have been satisfied or waived.

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For purposes of the Exchange Offers, tendered Old Notes will be deemed to have been accepted for exchange if, as and when we give oral notice (confirmed in writing) or written notice to the Exchange and Information Agent of our acceptance of the Old Notes for exchange pursuant to the Exchange Offers.  In the event that the Exchange Offers or the Consent Solicitations are withdrawn or otherwise not completed, as the case may be, the Exchange Consideration and the Early Exchange Premium will not be issued or paid.

Each series of Old Notes is represented by one or more global certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”).  DTC is the only registered holder of the Old Notes.  DTC facilitates the clearance and settlement of securities transactions through electronic book-entry changes in accounts of DTC participants.  DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

A beneficial owner whose Old Notes are held by a broker, dealer, commercial bank, trust company or other nominee and who desires to tender such Old Notes in the Exchange Offers and deliver its Consent in the Consent Solicitations must contact its nominee and instruct the nominee to tender its Old Notes and deliver its Consent on its behalf.

There are no guaranteed delivery provisions provided for by us in order to tender Old Notes in the Exchange Offers.  For more information regarding the procedures for tendering your Old Notes, see “Procedures for Tendering Old Notes and Delivering Consents.”

All completed and executed Letters of Transmittal and Consents should be directed to the Exchange and Information Agent at the address or facsimile number set forth on the back cover of this Offering Memorandum and in the Letter of Transmittal in accordance with the instructions set forth herein and therein.  The Letter of Transmittal should not be delivered to CCEP, CCEP US, the Trustee or CCEP's Financial Advisors, Barclays Capital Inc., Mizuho Securities USA LLC, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.  CCEP, however, reserves the right to accept any Letter of Transmittal received by it, the Trustee or the Financial Advisors.

After the Expiration Date and on or before the Settlement Date, if the Requisite Consents have been received, CCEP will request that the Trustee execute a third supplemental indenture (the “Supplemental Indenture”) embodying the Proposed Amendments.  The Supplemental Indenture will become effective upon execution, but the Proposed Amendments will not become operative until CCEP notifies the Exchange and Information Agent of its acceptance of the tendered Old Notes for exchange pursuant to the Exchange Offers.  The Exchange Offers are not conditioned upon effecting the Proposed Amendments, and we may complete an Exchange Offer with respect to a series of Old Notes even if valid Consents sufficient to effect the Proposed Amendments are not received.  If an Exchange Offer and related Consent Solicitation is terminated or withdrawn, the Old Notes Indenture will remain in effect in its present form.

Only Holders will be eligible to tender their Old Notes and to consent to the Proposed Amendments.  The term “Holder” means each person or entity in whose name any Old Note is registered.  Any beneficial owner of Old Notes who is not a Holder must arrange with the person or entity who is the Holder, or such Holder’s assignee or nominee, to execute and deliver a Letter of Transmittal on behalf of such beneficial owner.  In lieu of physically completing and signing the Letter of Transmittal and delivering it to the Exchange and Information Agent, DTC participants may electronically transmit their acceptance of the Exchange Offers and their Consent to the Proposed Amendments through the ATOP procedures described under “Procedures for Tendering Old Notes and Delivering Consents.”

Our obligation to accept for exchange Old Notes validly tendered and not validly withdrawn is conditioned upon the satisfaction of the conditions set forth herein.  See “Conditions of the Exchange Offers and the Consent Solicitations.” We may amend the terms of any Exchange Offer without amending the terms of any other Exchange Offer.  Any amendment of the terms of an Exchange Offer by us will automatically amend such terms with respect to the corresponding Consent Solicitation, as applicable.

In making an investment decision in connection with the Exchange Offers or a decision in connection with the Consent Solicitations, recipients of the Offer Documents must rely on their own examination of CCEP and its subsidiaries and the terms of the Exchange Offers and the Consent Solicitations, including the merits and risks involved.  Recipients of the Offer Documents are not to construe the contents thereof as legal, business or tax advice.  Each recipient should consult its own attorney, business advisor and tax advisor as to legal, business, tax and related matters concerning the Exchange Offers and the Consent Solicitations.

If the Requisite Consents are received and the Proposed Amendments become operative, the Proposed Amendments will be binding on all non-tendering Holders.  Old Notes that are not tendered and accepted for exchange will remain obligations of CCEP US and the guarantor of the Old Notes.

We reserve the right to waive certain conditions to the Exchange Offers or the Consent Solicitations and to accept for exchange any Old Notes tendered pursuant to the Exchange Offers.  Subject to compliance with applicable securities laws and the terms set forth in the Offer Documents, we reserve the right, but will not be obligated, to extend or amend the Exchange Offers or the Consent Solicitations.  Any waiver, extension or amendment may be made by press release or another means of announcement that we deem appropriate.  We reserve the right to terminate the Exchange Offers and the Consent Solicitations at any time prior to the Expiration Date under circumstances where the conditions to the Exchange Offers and the Consent Solicitations that have not been waived are not satisfied.

IMPORTANT

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THE OFFER DOCUMENTS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US.  THE EXCHANGE OFFERS ARE NOT BEING MADE TO, AND NO CONSENTS ARE BEING SOLICITED FROM, THE HOLDERS IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFERS OR SOLICITATIONS OR GRANT SUCH CONSENT.  THE DELIVERY OF THE OFFER DOCUMENTS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

NONE OF CCEP, CCEP US, THE EXCHANGE AND INFORMATION AGENT, THE TRUSTEE OR THE FINANCIAL ADVISORS MAKES ANY RECOMMENDATION AS TO WHETHER OR NOT HOLDERS SHOULD TENDER OLD NOTES IN RESPONSE TO THE EXCHANGE OFFERS OR PROVIDE CONSENTS TO THE PROPOSED AMENDMENTS.  WE HAVE INSTRUCTED THE EXCHANGE AND INFORMATION AGENT AND THE FINANCIAL ADVISORS NOT TO SOLICIT EXCHANGES OR CONSENTS IN CONNECTION WITH THE EXCHANGE OFFERS AND THE CONSENT SOLICITATIONS AND NOT TO MAKE ANY RECOMMENDATION WITH RESPECT TO ACCEPTANCE OF THE EXCHANGE OFFERS AND THE CONSENT SOLICITATIONS.  THE EXCHANGE AND INFORMATION AGENT WILL ANSWER ANY QUESTIONS FROM HOLDERS OR BENEFICIAL OWNERS OF THE OLD NOTES WITH RESPECT TO THE EXCHANGE OFFERS AND THE CONSENT SOLICITATIONS SOLELY BY REFERENCE TO THIS OFFERING MEMORANDUM.  HOLDERS OF OLD NOTES MAY CONTACT THE EXCHANGE AND INFORMATION AGENT AT THE ADDRESS AND TELEPHONE NUMBERS SET FORTH ON THE LAST PAGE OF THIS OFFERING MEMORANDUM.

WE ARE RELYING ON SECTION 3(a)(9) OF THE SECURITIES ACT TO EXEMPT THE EXCHANGE OFFERS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  WE ARE ALSO RELYING ON SECTIONS 18(b)(1) AND 18(b)(4)(C) OF THE SECURITIES ACT TO EXEMPT THE EXCHANGE OFFERS AND THE CONSENT SOLICITATIONS FROM STATE LAW SECURITIES REGISTRATION REQUIREMENTS.

 IMPORTANT DATES

Please take note of the following important dates and times in connection with the Exchange Offers and Consent Solicitations.  These dates assume no extension of the Early Exchange Date or the Expiration Date.

Date	Calendar Date	Event
Launch Date	Monday, March 12, 2018	The commencement date of the Exchange Offers and Consent Solicitations.

Early Exchange Date	5:00 p.m., New York City time, on Friday, March 23, 2018	The last day for Holders to tender Old Notes and deliver Consents in order to qualify to receive the Total Exchange Consideration on the Settlement Date.

Withdrawal Deadline	5:00 p.m., New York City time, on Friday, March 23, 2018
The deadline for Holders to validly withdraw tenders and validly revoke Consents of Old Notes.  If tenders are validly withdrawn, the Holder will no longer receive the applicable consideration on the Settlement Date (unless the Holder validly retenders such Old Notes and delivers a Consent on or before the Early Exchange Date or the Expiration Date).  Retendered Old Notes which are accepted for purchase will receive the Total Exchange Consideration or the Exchange Consideration depending on the date the Old Notes are validly retendered.

Expiration Date	11:59 pm, New York City time, on Monday, April 9, 2018	The last day for Holders to tender Old Notes and deliver Consents in order to qualify to receive the Exchange Consideration on the Settlement Date.

Settlement Date	Promptly following the Expiration Date. Expected to be Thursday, April 12, 2018
We and/or one of our affiliates will deposit with DTC, upon the direction of the Exchange and Information Agent, the New Notes to be delivered in exchange for the Old Notes accepted for exchange, together with an amount of cash sufficient to pay (i) the cash component of the applicable Total Exchange Consideration or Exchange Consideration, as the case may be, payable in respect of such exchanged Old Notes, and (ii) accrued and unpaid interest on such exchanged Old Notes to, but not including, the Settlement Date.

TABLE OF CONTENTS
Page

IMPORTANT INFORMATION	i
IMPORTANT DATES	iv
SUMMARY	1
QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS	11
RISK FACTORS	19
FORWARD-LOOKING AND CAUTIONARY STATEMENTS	23
INFORMATION ABOUT CCEP AND CCEP US	24
USE OF PROCEEDS	24
PURPOSE OF THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS	24
THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS	25
PROCEDURES FOR TENDERING OLD NOTES AND DELIVERING CONSENTS	30
CONDITIONS OF THE EXCHANGE OFFERS AND THE CONSENT SOLICITATIONS	38
DESCRIPTION OF THE PROPOSED AMENDMENTS	40
DESCRIPTION OF THE NEW NOTES	42
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	61
CERTAIN UNITED KINGDOM TAX CONSIDERATIONS	69
WHERE YOU CAN FIND MORE INFORMATION	71
LEGAL MATTERS	71
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	71

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 SUMMARY

This summary highlights selected information from this Offering Memorandum and is therefore qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this Offering Memorandum.  It may not contain all the information that is important to you.  We urge you to read carefully this Offering Memorandum and the other documents to which it refers and the related Letter of Transmittal to understand fully the terms of the New Notes, the Exchange Offers and the Consent Solicitations.  References in this Offering Memorandum to “we,” “us,” “our,” “ours” and “CCEP” refer to Coca-Cola European Partners plc and its consolidated subsidiaries, unless we indicate otherwise.

Coca-Cola European Partners plc

CCEP and its subsidiaries are a leading consumer goods group in Western Europe, selling, making and distributing an extensive range of ready-to-drink beverages.  CCEP is the world’s largest independent Coca-Cola bottler based on revenue.  CCEP serves a consumer population of over 300 million across Western Europe, including Andorra, Belgium, continental France, Germany, Great Britain, Iceland, Luxembourg, Monaco, the Netherlands, Norway, Portugal, Spain and Sweden.  CCEP’s ordinary shares are listed on Euronext Amsterdam, New York Stock Exchange, Euronext London and the continuous market of the Spanish Stock Exchange.

The Exchange Offers and the Consent Solicitations

The summary below sets forth some of the principal terms of the Exchange Offers and the Consent Solicitations.  Please read the “Purpose of the Exchange Offers and Consent Solicitations,” “The Exchange Offers and Consent Solicitations,” “Procedures for Tendering Old Notes and Delivering Consents,” “Conditions of the Exchange Offers and the Consent Solicitations,” and “Description of the Proposed Amendments” sections in this Offering Memorandum for a more detailed description of the terms and conditions of the Exchange Offers and the Consent Solicitations.

The Exchange Offers
We are offering to exchange New Notes for any and all of CCEP US’ outstanding Old Notes validly tendered at or prior to the Expiration Date, upon the terms and subject to the conditions set forth in the Offer Documents.  The terms applicable to the New Notes will be substantially similar to the Old Notes except that (i) the New Notes will be obligations of CCEP and guaranteed by CCEP US rather than obligations of CCEP US and guaranteed by CCEP, as the Old Notes are, (ii) there will be no special mandatory redemption provisions in respect of the New 3.500% Notes, (iii) in addition to the United States, the merger covenant of the New Notes will allow successors to CCEP in the United Kingdom, any member state of the European Union, Canada or any province of Canada, Norway or Switzerland, (iv) the definition of GAAP will be changed to International Financial Reporting Standards as issued by the International Accounting Standards Board, (v) the New 3.500% Notes will have technical updates in the definition of “Comparable Treasury Price” to match the corresponding definition for the other series of New Notes, (vi) the New Notes will contain provisions regarding the payment of additional amounts under certain circumstances in connection with deductions for specified present or future taxes, assessments or governmental charges and (vii) the New Notes will contain provisions providing for the redemption of one or more series of the New Notes at the option of CCEP, as a whole but not in part, upon the occurrence of certain changes affecting taxation.

The Consent Solicitations
We are also soliciting Consents from the Holders to the Proposed Amendments, upon the terms and subject to the conditions set forth in the Offer Documents.  By agreeing to tender your Old Notes for exchange at or prior to the Expiration Date, you will be deemed to have consented to the Proposed Amendments.  Holders may not tender their Old Notes at or prior to the Expiration Date without delivering Consents.  Holders may not deliver Consents without tendering the related Old Notes.  Holders of all series of Old Notes will vote together as a single class with respect to the Proposed Amendments.

The Proposed Amendments will eliminate many of the restrictive covenants contained in the Old Notes Indenture, including the limitation on consolidations and mergers, the limitation on liens and the limitation on sale and leaseback transactions.

Purpose of the Exchange Offers and the Consent Solicitations
The purpose of the Exchange Offers is to simplify the capital structure of CCEP and its consolidated subsidiaries, consolidate debt of the CCEP group at the CCEP level and reduce administrative complexity for CCEP.

The purpose of the Consent Solicitations is to obtain Consents to adopt the Proposed Amendments, which are intended to eliminate many of the restrictive covenants in the Old Notes Indenture.  See “Purpose of the Exchange Offers and Consent Solicitations.”

Early Exchange Date	The Early Exchange Date is 5:00 p.m., New York City time, on March 23, 2018, unless extended or earlier terminated in our sole discretion.

Withdrawal Rights
Tenders of Old Notes may be validly withdrawn and Consents may be validly revoked at any time prior to the Withdrawal Deadline in the manner described in “Procedures for Tendering Old Notes and Delivering Consents—Withdrawal of Tenders and Revocation of Consents.” A valid withdrawal of your Old Notes at or prior to the Withdrawal Deadline will automatically constitute the concurrent valid revocation of the related Consent.  A valid revocation of a Consent at or prior to the Withdrawal Deadline will automatically constitute the concurrent valid withdrawal of the related Old Notes.

Expiration Date	The Exchange Offers and the Consent Solicitations will expire at 11:59 p.m., New York City time, on April 9, 2018, unless extended or earlier terminated in our sole discretion.

Settlement Date
If the conditions to the Exchange Offers are then satisfied or waived, we expect to settle the Exchange Offers and exchange and make payment in respect of any and all Old Notes that are validly tendered in the Exchange Offers at before the Expiration Date and not validly withdrawn on April 12, 2018.

Early Exchange Premium
For each $1,000 principal amount of Old Notes of a series validly tendered at or before the Early Exchange Date and not validly withdrawn, Holders of such Old Notes will be eligible to receive the applicable Total Exchange Consideration, which includes an Early Exchange Premium equal to $30 principal amount of New Notes of the corresponding series.

Holders who validly tender their Old Notes after the Early Exchange Date but at or before the Expiration Date will not be eligible to receive the Early Exchange Premium.  See “The Exchange Offers and Consent Solicitations—Early Exchange Premium.”

Total Exchange Consideration
The Total Exchange Consideration for each $1,000 principal amount of Old Notes of a series validly tendered at or before the Early Exchange Date will equal:

•          $1,000 principal amount of New Notes of the corresponding series; plus
•          $1.50 in cash (plus cash in lieu of any fractional portion of New Notes).

The Total Exchange Consideration includes the Early Exchange Premium.

The Total Exchange Consideration will not be issued or paid if any of the conditions precedent have not been satisfied or waived.  See “Conditions of the Exchange Offers and the Consent Solicitations” and “The Exchange Offers and Consent Solicitations—Total Exchange Consideration.”

Exchange Consideration
The Exchange Consideration for each $1,000 principal amount of Old Notes of a series tendered after the Early Exchange Date and at or before the Expiration Date will equal:

•          $970 principal amount of New Notes of the corresponding series; plus
•          $1.50 in cash (plus cash in lieu of any fractional portion of New Notes).

The Exchange Consideration will not be issued or paid if any of the conditions precedent have not been satisfied or waived.  See “Conditions of the Exchange Offers and the Consent Solicitations” and “The Exchange Offers and Consent Solicitations—Exchange Consideration.”

Accrued Interest	We or one of our affiliates will pay accrued and unpaid interest on the Old Notes accepted in the Exchange Offers to, but not including, the Settlement Date

Acceptance of Tenders and Consents
All properly completed, executed and delivered Letters of Transmittal or Agent’s Messages (as defined herein) at or prior to the Expiration Date may be accepted.  Tender of Old Notes and delivery of Consents pursuant to the Exchange Offers and the Consent Solicitations will be accepted only in minimum principal amounts equal to $200,000 and, in each case, integral multiples of $1,000 in excess thereof.  No tenders of Old Notes in the Exchange Offers and Consent Solicitations will be accepted for principal amounts of less than $200,000.

Conditions to the Exchange Offers
The Exchange Offers are subject to certain conditions, which we may assert or waive.  See “Conditions of the Exchange Offers and the Consent Solicitations.”

Subject to applicable law, we expressly reserve the right, in our sole discretion and with respect to any or all of the Exchange Offers, to:

•         delay accepting any Old Notes, to extend the Exchange Offers or to terminate the Exchange Offers and not accept any Old Notes;

•         extend the Early Exchange Date without extending the Withdrawal Deadline;

•         extend the Expiration Date without extending the Early Exchange Date;

•         terminate the Exchange Offers and return all tendered Old Notes to the respective tendering Holders; and

•         amend, modify or waive in part or whole, at any time, or from time to time, the terms of the Exchange Offers in any respect, including waiver of any conditions to consummation of the Exchange Offers.

In the event that any of the Exchange Offers is withdrawn or otherwise not completed, the Total Exchange Consideration or the Exchange Consideration, as applicable to that Exchange Offer, will not be paid or become payable to holders that have validly tendered Old Notes in connection with that Exchange Offer, and such Old Notes received by the Exchange and Information Agent will be promptly returned.

No Minimum Condition	The Exchange Offers are not conditioned on any minimum aggregate principal amount of Old Notes being tendered for exchange.

Procedures for Tenders and Consents
To be effective, Letters of Transmittal or Agent’s Messages, as applicable, must be properly completed and executed or submitted in accordance with the instructions contained in the Offer Documents.  Only Holders are entitled to tender their Old Notes and consent.

Letters of Transmittal should not be delivered directly to CCEP or the Trustee.

See “Procedures for Tendering Old Notes and Delivering Consents.”

Custodial entities that are participants in DTC may tender Old Notes through the Automated Tender Offer Program maintained by DTC, known as “ATOP,” by which the custodial entity and the beneficial owner on whose behalf the custodial entity is acting agree to be bound by the Letter of Transmittal.  A Letter of Transmittal need not accompany tenders effected through ATOP.  Currently all Old Notes are represented by global notes issued to Cede & Co. as nominee of DTC.

Consequences of Failure to Exchange	For a description of certain consequences of failing to exchange your Old Notes, see “Risk Factors.”

Return of Notes Not Exchanged
Any principal amount of Old Notes tendered but not exchanged pursuant to an Exchange Offer will be returned to the tendering Holders at our expense promptly following the earlier of the Expiration Date or the date on which the Exchange Offer is terminated.

Tax Considerations	For a summary of the material U.S. Federal income tax consequences of the Exchange Offers and the Consent Solicitations, see “Certain United States Federal Income Tax Considerations.”

Information
Any questions concerning the terms of the Exchange Offers should be directed to us or to the Exchange and Information Agent at the telephone numbers listed on the back cover page of this Offering Memorandum.

Questions concerning tender procedures and requests for additional copies of this Offering Memorandum should be directed to us or to the Exchange and Information Agent at the addresses or telephone numbers listed on the back cover page of this Offering Memorandum.

Exchange and Information Agent
D.F. King & Co., Inc. is the Exchange and Information Agent for the Exchange Offers.  The address and telephone numbers of the Exchange and Information Agent are listed on the back cover page of this Offering Memorandum.

Financial Advisors
Barclays Capital Inc. and Mizuho Securities USA LLC are our lead financial advisors (the “Lead Financial Advisors”), and Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are our co-financial advisors (the “Co-Financial Advisors” and, together with the Lead Financial Advisors, the “Financial Advisors”) with respect to the Exchange Offers and Consent Solicitations.

The Financial Advisors are not being engaged to and will not solicit any holders of Old Notes in connection with the Exchange Offers.  None of the Financial Advisors makes or will make any recommendation to holders of Old Notes as to whether to exchange or refrain from exchanging their Old Notes.

Summary of the New Notes

The summary below sets forth some of the principal terms of the New Notes. Please read the “Description of the New Notes” section in this Offering Memorandum for a more detailed description of the terms and conditions of the New Notes.

Issuer	Coca-Cola European Partners plc

Guarantor	Coca-Cola European Partners US, LLC

New 3.500% Notes	Up to $525,000,000 aggregate principal amount of New 3.500% Notes in exchange for Old 3.500% Notes.

New 3.250% Notes	Up to $250,000,000 aggregate principal amount of New 3.250% Notes in exchange for Old 3.250% Notes.

New 4.500% Notes	Up to $300,000,000 aggregate principal amount of New 4.500% Notes in exchange for Old 4.500% Notes.

Maturity of New Notes
The New 3.500% Notes mature on September 15, 2020, the New 3.250% Notes mature on August 19, 2021 and the New 4.500% Notes mature on September 1, 2021, in each case, unless redeemed in whole as described below under “Description of the New Notes—Optional Redemption” and “Description of the New Notes—Redemption upon Changes in Withholding Taxes.”

Interest
We will pay interest on the New Notes on each March 15 and September 15, in the case of the New 3.500% Notes, each March 1 and September 1, in the case of the New 4.500% Notes, and each February 19 and August 19, in the case of the New 3.250% Notes, beginning September 15, 2018, in the case of the New 3.500% Notes, September 1, 2018, in the case of the New 4.500% Notes, and August 19, 2018, in the case of the New 3.250% Notes.

Ranking	The New Notes will be unsecured and unsubordinated obligations and will rank equally in right of payment to all of our other unsecured senior indebtedness from time to time outstanding.

Optional Redemption
At any time in whole, or from time to time in part, with respect to the New 3.500% Notes, at any time in whole, or from time to time part, prior to June 1, 2021 with respect to the New 4.500% Notes, and at any time in whole, or from time to time in part, prior to May 19, 2021 with respect to the New 3.250% Notes, we have the option to redeem all or a portion of the New Notes on no less than 30 nor more than 60 days’ notice mailed to holders thereof, each at the make-whole price set forth in this Offering Memorandum, plus accrued and unpaid interest to the date of redemption, if any.  See “Description of the New Notes—Optional Redemption.”

At any time in whole, or from time to time in part, on or after June 1, 2021 (three months prior to the maturity date) with respect to the New 4.500% Notes and at any time in whole, or from time to time in part, on or after May 19, 2021 (three months prior to the maturity date) with respect to the New 3.250% Notes, the New 4.500% Notes and/or the New 3.250% Notes  may be redeemed in whole or in part, at our option, at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest on the New Notes to be redeemed to the date of redemption.

In addition, we may redeem one or more series of the New Notes, as a whole but not in part, at a price equal to 100% of the outstanding principal amount of such series, plus accrued and unpaid interest, if any, to, but excluding, the redemption date and any additional amounts, at any time upon the occurrence of certain changes affecting taxation.  See “Description of the New Notes—Redemption upon Changes in Withholding Taxes.”

Sinking Fund	None.

Absence of Proceeds	There will be no cash proceeds from the issuance of the New Notes in the Exchange Offers. See “Use of Proceeds.”

Additional New Notes
We may, without notice to or consent of the holders or beneficial owners of the New Notes, issue in a separate offering additional New Notes of a series having the same ranking, interest rate, maturity and other terms as the New Notes of such series (except for the issue date and public offering price).  The New Notes of such series and any such additional New Notes of such series will constitute a single series under the New Notes Indenture (as defined in “Description of the New Notes”).

Form and Denominations
Each series of New Notes will be represented by one or more global securities (the “global securities”) registered in the name of the nominee of DTC.  Beneficial interests in the global securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants.  Except as described herein, beneficial interests in the global securities may not be exchanged for definitive New Notes in registered certificated form.  The New Notes will be issued only in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof.  We expect that the New Notes will trade in DTC’s Same-Day Funds Settlement System until maturity or earlier redemption, and secondary market trading activity for the New Notes will therefore be required by DTC to settle in immediately available funds.  We will make all payments of principal, premium, if any, and interest in immediately available funds.  See “Description of the New Notes—Same-Day Settlement and Payment.”  In the event that New Notes are issued in registered certificated form, such New Notes may be transferred or exchanged at the offices described in the immediately following paragraph.

Payments on the New Notes issued in book-entry form will be made to DTC’s nominee as the holder of the global securities.  In the event the New Notes are issued in registered certificated form, principal, premium, if any, and interest will be payable, the transfer of the New Notes will be registrable, and the New Notes will be exchangeable for New Notes bearing identical terms and provisions, at the office of the New Notes Trustee (as defined in “Description of the New Notes”) in The City of New York designated for such purpose, provided that payment of interest on an interest payment date may be made at our option by check mailed to the address of the person entitled thereto as shown in the security register for the New Notes.

Listing
We intend to make an application following consummation of the Exchange Offers for the New Notes to be listed and admitted to trading on the Global Exchange Market of the Irish Stock Exchange plc.  We can provide no assurance that this application will be accepted.

Trustee and Paying Agent	Deutsche Bank Trust Company Americas.

Governing Law	New York.

Securities Law Registration
We are offering the New Notes pursuant to the exemption from the registration requirements of the Securities Act provided by Section 3(a)(9) thereof.  Based on interpretations by the staff of the Division of Corporation Finance of the SEC, we believe that the New Notes issued in the Exchange Offers, like the Old Notes, may be offered for resale, resold and otherwise transferred by any holder thereof who is not an affiliate of ours without compliance with the registration requirements of the Securities Act.

Certain Risk Factors
Please refer to the risk factors beginning on page 19 of this Offering Memorandum and the risk factors included in the CCEP 20-F and in our other reports filed with the SEC pursuant to the Exchange Act, which risk factors we incorporate by reference herein.

Comparison of Old Notes and New Notes

The terms applicable to the New Notes will be substantially similar to the Old Notes except that

(i)          the New Notes will be obligations of CCEP and guaranteed by CCEP US rather than obligations of CCEP US and guaranteed by CCEP, as the Old Notes are,

(ii)          there will be no special mandatory redemption provisions in respect of the New 3.500% Notes,

(iii)          in addition to the United States, the merger covenant of the New Notes will allow successors to CCEP in the United Kingdom, any member state of the European Union, Canada or any province of Canada, Norway or Switzerland,

(iv)          the definition of GAAP will be changed to International Financial Reporting Standards as issued by the International Accounting Standards Board,

(v)          the New 3.500% Notes will have technical updates in the definition of “Comparable Treasury Price” to match the corresponding definition for the other series of New Notes,

(vi)          the New Notes will contain provisions regarding the payment of additional amounts under certain circumstances in connection with deductions for specified present or future taxes, assessments or governmental charges, and

(vii)          the New Notes will contain provisions providing for the redemption of one or more series of the New Notes at the option of CCEP, as a whole but not in part, upon the occurrence of certain changes affecting taxation.

Each series of New Notes is a new series of debt securities under the New Notes Indenture.  For further information regarding the New Notes and for definitions of capitalized terms used with respect to the New Notes but not otherwise defined in this summary, see “Description of the New Notes.”

 QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFERS AND
CONSENT SOLICITATIONS

These answers to questions that you may have as a holder of the Old Notes provide an overview of the material information regarding the Exchange Offers and Consent Solicitations that is included elsewhere or incorporated by reference in this Offering Memorandum.  To fully understand the Exchange Offers and Consent Solicitations and the other considerations that may be important to your decision about whether to participate in the Exchange Offers and Consent Solicitations, you should carefully read this Offering Memorandum in its entirety, including the section entitled “Risk Factors,” as well as the information incorporated by reference in this Offering Memorandum.  For further information regarding CCEP, see the section of this Offering Memorandum entitled “Where You Can Find More Information.”

Who is making the Exchange Offers and Consent Solicitations?

 CCEP is making the Exchange Offers and Consent Solicitations.  CCEP is the parent company of Coca-Cola European Partners US, LLC, the issuer of the Old Notes.  CCEP and its subsidiaries are a leading consumer goods group in Western Europe, selling, making and distributing an extensive range of ready-to-drink beverages.  CCEP is the world’s largest independent Coca-Cola bottler based on revenue.  CCEP serves a consumer population of over 300 million across Western Europe, including Andorra, Belgium, continental France, Germany, Great Britain, Iceland, Luxembourg, Monaco, the Netherlands, Norway, Portugal, Spain and Sweden.  CCEP’s ordinary shares are listed on Euronext Amsterdam, New York Stock Exchange, Euronext London and the continuous market of the Spanish Stock Exchange.

What securities are the subject of the Exchange Offers and Consent Solicitations?

CCEP is offering to exchange any and all of the 3.500% Notes due 2020, 3.250% Notes due 2021 and 4.500% Notes due 2021, which we refer to as the Old Notes, previously issued by CCEP US and guaranteed by CCEP for (1) new 3.500% Notes due 2020, 3.250% Notes due 2021 and 4.500% Notes due 2021, respectively, issued by CCEP and guaranteed by CCEP US and (2) cash, as described in the table on the front cover of this Offering Memorandum.

Why is CCEP making the Exchange Offers and Consent Solicitations?

The Old Notes are issued by CCEP US, with a full and unconditional guarantee from CCEP. Since 2016, CCEP has been the sole issuer of debt securities for the group, with a full and unconditional guarantee from CCEP US.  CCEP is the ultimate owner of the group’s bottling and distribution operations and the indirect parent company of CCEP US.

The Exchange Offers are being made to consolidate debt of the group by aligning the obligor and guarantor of the New Notes with the most recent issuances of CCEP.  By simplifying the capital structure of CCEP and its consolidated subsidiaries, the Exchange Offers would reduce administrative complexity for CCEP.

CCEP is making the Consent Solicitations to obtain Consents to adopt the Proposed Amendments, which are intended to eliminate many of the restrictive covenants in the Old Notes Indenture.  See “Purpose of the Exchange Offers and Consent Solicitations.”

Do I have a choice in whether to exchange my Old Notes?

 Yes.  Holders of Old Notes are not required to exchange their Old Notes pursuant to the Exchange Offers and Consent Solicitations.

CCEP is soliciting the Consents for the purpose of amending the Old Notes Indenture to implement the Proposed Amendments.  The changes included in the Proposed Amendments will not alter CCEP US’ obligation to pay the principal or interest on the Old Notes or alter the stated interest rate, interest payment dates or maturity date of the Old Notes.  Nor will the Proposed Amendments change the guarantor of the Old Notes that are not exchanged.  However, the Proposed Amendments will eliminate many of the restrictive covenants contained in the Old Notes Indenture, including the limitation on consolidations and mergers, the limitation on liens and the limitation on sale and leaseback transactions.

What will I receive in the Exchange Offers and Consent Solicitations if I validly tender Old Notes and they are accepted for exchange?

If you validly tender (and do not validly withdraw) Old Notes at or prior to the Early Exchange Date and CCEP accepts those Old Notes for exchange, you will receive the Total Exchange Consideration on the Settlement Date in exchange for those Old Notes.  For each $1,000 principal of Old Notes of a series accepted for exchange, the Total Exchange Consideration will equal:

•	$1,000 principal amount of New Notes of the corresponding series; plus

•	$1.50 in cash (plus cash in lieu of any fractional portion of New Notes).

The Total Exchange Consideration includes the Early Exchange Premium.

If you validly tender (and do not validly withdraw) Old Notes after the Early Exchange Date and at or prior to the Expiration Date and CCEP accepts those Old Notes for exchange, you will receive the Exchange Consideration on the Settlement Date in exchange for those Old Notes.  For each $1,000 principal of Old Notes of a series accepted for exchange, the Exchange Consideration will equal:

•	$970 principal amount of New Notes of the corresponding series; plus

•	$1.50 in cash (plus cash in lieu of any fractional portion of New Notes).

For each $1,000 principal amount of Old Notes validly tendered at or before the Early Exchange Date and not validly withdrawn, Holders of those Old Notes will be eligible to receive the applicable Total Exchange Consideration, which includes the Early Exchange Premium.  For each $1,000 principal amount of Old Notes validly tendered after the Early Exchange Date but at or prior to the Expiration Date, Holders of those Old Notes will be eligible to receive only the Exchange Consideration, which does not include the Early Exchange Premium.

The New Notes will be issued only in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof.  Any fractional portions of New Notes will be paid in cash on the Settlement Date.

In addition to the Exchange Consideration or Total Exchange Consideration, as applicable, we or one of our affiliates will pay accrued and unpaid interest on the Old Notes accepted in the Exchange Offers to, but not including, the Settlement Date.

Will I receive accrued and unpaid interest on the Old Notes?

Yes.  We or one of our affiliates will pay accrued and unpaid interest on the Old Notes accepted in the Exchange Offers to, but not including, the Settlement Date.

Will fluctuations in the trading prices of the Old Notes affect the Early Exchange Premium paid to Holders of Old Notes accepted for exchange who validly tender Old Notes in the Exchange Offers and Consent Solicitations at or prior to the Early Exchange Date?

Because the value of the Early Exchange Premium is a fixed amount of New Notes, fluctuations in the trading prices of the Old Notes will not affect the value of the Early Exchange Premium that you will receive for each $1,000 principal amount of Old Notes that you validly tender (and do not validly withdraw) at or prior to the Early Exchange Date and that is accepted for exchange.

Is CCEP or CCEP US making a recommendation regarding whether I should tender my Old Notes and deliver my Consent pursuant to these Exchange Offers and Consent Solicitations?

No.  None of CCEP, its Board of Directors, CCEP US, the Trustee, the Exchange and Information Agent or the Financial Advisors is making any recommendation regarding whether you should tender your Old Notes pursuant to these Exchange Offers and deliver your Consent pursuant to these Consent Solicitations or whether you should refrain from tendering all or a portion of your Old Notes or from delivering your Consent.  Accordingly, you must make your own determination as to whether to tender your Old Notes in the Exchange Offers and deliver your Consent in the Consent Solicitations and, if so, the amount of Old Notes to tender.

Participation in the Exchange Offers and Consent Solicitations is voluntary, and you should carefully consider whether to participate.  Before making your decision, we urge you to carefully read this Offering Memorandum in its entirety, including the information set forth in the section of this Offering Memorandum entitled “Risk Factors,” and the other documents incorporated by reference in this Offering Memorandum.  We also urge you to consult your financial and tax advisors in making your own decisions on what action, if any, to take in light of your own particular circumstances.  See the section of this Offering Memorandum entitled “The Exchange Offers and Consent Solicitations.”

If I validly tender my Old Notes for exchange pursuant to the Exchange Offers and Consent Solicitations, will I continue to receive interest payments on the Old Notes?

If you validly tender Old Notes in the Exchange Offers and Consent Solicitations and CCEP accepts them for exchange, your Old Notes will be retired and canceled by the Trustee, and if you tendered your Old Notes at or prior to the Early Exchange Date, you will receive the Total Exchange Consideration (including the Early Exchange Premium), otherwise if you tendered your Old Notes after the Early Exchange Date and at or prior to the Expiration Date, you will receive the Exchange Consideration, plus in each case accrued and unpaid interest on the Old Notes accepted in the Exchange Offers to, but not including, the Settlement Date.

Holders whose Old Notes are accepted for exchange in the Exchange Offers will cease receiving interest payments that would have been payable if the Old Notes had not been tendered and accepted for exchange.

If the Exchange Offers and Consent Solicitations are consummated and I do not participate in the Exchange Offers and Consent Solicitations, or if I do not tender all of my Old Notes in the Exchange Offers and Consent Solicitations, how will my rights with respect to Old Notes that remain outstanding following the completion of the Exchange Offers and Consent Solicitations be affected?

If you continue to hold Old Notes after the completion of the Exchange Offers and Consent Solicitations, you will continue to have the same right to receive payments of the principal and interest on the Old Notes at the same interest rate and on the same interest payment dates or maturity date as before CCEP undertook the Exchange Offers and Consent Solicitations.

However, if CCEP receives the Requisite Consents and the Proposed Amendments are made operative, this will eliminate many of the restrictive covenants contained in the Old Notes Indenture, including the limitation on consolidations and mergers, the limitation on liens and the limitation on sale and leaseback transactions.  The elimination of such provisions may permit CCEP US to take actions that could increase the credit risks faced by the Holders of any Old Notes.  These may adversely affect the market price of such Old Notes or otherwise be adverse to the interests of the Holders of such remaining Old Notes.

How will the Exchange Offers and Consent Solicitations affect the trading market for the Old Notes that are not converted in the Exchange Offers and Consent Solicitations?

If a sufficiently large number of Old Notes do not remain outstanding after the Exchange Offers and Consent Solicitations, the trading market for the remaining outstanding Old Notes may be less liquid and more sporadic, and market prices may fluctuate significantly.

May I tender only a portion of the Old Notes that I hold?

Yes.  You do not have to tender all of your Old Notes to participate in the Exchange Offers and Consent Solicitations.  You may choose to tender in the Exchange Offers and Consent Solicitations all or any portion of the Old Notes that you hold, subject to maintaining the required minimum denominations of $100,000 for the Old 3.500% Notes and $200,000 for the Old 3.250% Notes and the Old 4.500% Notes and the required minimum denomination of $200,000 for the New Notes.  No tenders of Old Notes in the Exchange Offers and Consent Solicitations will be accepted for principal amounts of less than $200,000.

Will CCEP accept for exchange all of the Old Notes tendered?

Subject to CCEP’s right to terminate or amend the terms of the Exchange Offers and Consent Solicitations in any respect at any time prior to the Expiration Date, CCEP expects to accept for exchange any and all Old Notes that are validly tendered in accordance with the terms and conditions of the Exchange Offers and Consent Solicitations.  CCEP reserves the right to extend the Expiration Date for any reason, although it has no present intention to do so.

What does CCEP intend to do with the Old Notes that are tendered in the Exchange Offers and Consent Solicitations?

Any Old Notes that are validly tendered and accepted for exchange pursuant to the Exchange Offers and Consent Solicitations will be retired and cancelled.  Any tendered Old Notes that are not accepted for exchange by us will be returned without expense to their tendering Holder.  Such Old Notes will be credited to an account maintained with DTC promptly after the expiration or termination of the Exchange Offers and Consent Solicitations.  See the sections of this Offering Memorandum entitled “Procedures for Tendering Old Notes and Delivering Consents—Acceptance of Old Notes for Exchange.”

Will New Notes received by tendering holders of Old Notes be freely tradable?

This offer is being made pursuant to an exemption from the registration requirements of the Securities Act, contained in Section 3(a)(9) of the Securities Act.  Consistent with past interpretations of Section 3(a)(9) of the staff of the SEC, we believe that New Notes received in exchange for the Old Notes tendered pursuant to the Exchange Offers will not be restricted securities for purposes of the Securities Act and will be tradable without regard to any holding period by those tendering holders who are not “affiliates” of CCEP (as defined in the Securities Act) because the Old Notes were originally issued in an offering registered with the SEC.  New Notes issued pursuant to the Exchange Offers to a Holder of Old Notes who is deemed to be an affiliate of CCEP US must be sold or transferred by such affiliate in accordance with the requirements of Rule 144 of the Securities Act, and the holding period of Old Notes tendered by such recipients can be tacked to the New Notes received in exchange for the Old Notes for the purpose of satisfying the holding period requirements of Rule 144.

Will the New Notes to be issued upon exchange of the Old Notes in the Exchange Offers and Consent Solicitations be listed for trading?

We intend to make an application following consummation of the Exchange Offers to list the New Notes to be issued in the Exchange Offers and Consent Solicitations and have them admitted to trading on the Global Exchange Market of the Irish Stock Exchange plc.  We can provide no assurance that this application will be accepted.

What are the conditions to the Exchange Offers and Consent Solicitations?

The Exchange Offers and Consent Solicitations are conditioned upon the satisfaction of the conditions described in the section of this Offering Memorandum entitled “Conditions of the Exchange Offers and the Consent Solicitations.” CCEP may waive any of the conditions of the Exchange Offers and Consent Solicitations.  If any condition is not satisfied or waived, CCEP will not accept tendered Old Notes for exchange in the Exchange Offers and Consent Solicitations.  For more information regarding the conditions to the Exchange Offers and Consent Solicitations, see the section of this Offering Memorandum entitled “Conditions of the Exchange Offers and the Consent Solicitations.”

When do the Exchange Offers and Consent Solicitations expire? How long do I have to decide?

We are required to keep the Exchange Offers open for at least 20 consecutive business days.  The Exchange Offers and Consent Solicitations will expire at 11:59 p.m., New York City time, on April 9, 2018, unless extended or earlier terminated by us.  See the section of this Offering Memorandum entitled “The Exchange Offers and Consent Solicitations—Early Exchange Date; Expiration Date; Extensions; Amendments; Termination.”

When will I receive my New Notes if I participate in the Exchange Offers and Consent Solicitations?

The settlement date in respect of any Old Notes that are validly tendered (and not validly withdrawn) at or prior to the Expiration Date and accepted for exchange by CCEP is expected to occur promptly (anticipated to be April 12, 2018) following the Expiration Date within three business days after the Expiration Date (the “Settlement Date”).  See the section of this Offering Memorandum entitled “The Exchange Offers and Consent Solicitations—Settlement Date.”

Under what circumstances can the Exchange Offers and Consent Solicitations be extended, amended or terminated?

CCEP reserves the right to extend the Exchange Offers and Consent Solicitations for any reason or no reason at all.  CCEP also expressly reserves the right, at any time or from time to time, to amend the terms of the Exchange Offers and Consent Solicitations in any respect prior to the Expiration Date.  Further, CCEP may be required by law to extend the Exchange Offers and Consent Solicitations if we make a material change in the terms of the Exchange Offers and Consent Solicitations or in the information contained in this Offering Memorandum or waive a material condition to the Exchange Offers and Consent Solicitations.  During any extension of the Exchange Offers and Consent Solicitations, Old Notes that were previously tendered and not validly withdrawn will remain subject to the Exchange Offers and Consent Solicitations.

CCEP reserves the right, in its sole and absolute discretion, to terminate the Exchange Offers and Consent Solicitations at any time prior to the Expiration Date if any condition to the Exchange Offers and Consent Solicitations is not satisfied.  If the Exchange Offers and Consent Solicitations are terminated, no Old Notes will be accepted for exchange in the Exchange Offers and Consent Solicitations and any Old Notes that have been tendered will be returned to the Holder.  For more information regarding CCEP’s right to extend, amend or terminate the Exchange Offers and Consent Solicitations, see the section of this Offering Memorandum entitled “The Exchange Offers and Consent Solicitations—Early Exchange Date; Expiration Date; Extensions; Amendments; Termination.”

How will I be notified if the Exchange Offers and Consent Solicitations are extended, amended or terminated?

Any extension, termination or amendment of the Exchange Offers or the Consent Solicitations will be followed as promptly as practicable by announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled Early Exchange Date, Withdrawal Deadline or Expiration Date, as the case may be.  A copy of any such announcement will be provided to the Exchange and Information Agent and the Trustee.  Without limiting the manner in which we may choose to make such announcement, we will not, unless otherwise required by law, have any obligation to publish, advertise or otherwise communicate any such announcement other than by making a release to an appropriate news agency or another means of announcement that we deem appropriate.  For more information regarding notification of extensions, amendments or the termination of the Exchange Offers and Consent Solicitations, see the section of this Offering Memorandum entitled “The Exchange Offers and Consent Solicitations—Early Exchange Date; Expiration Date; Extensions; Amendments; Termination.”

What are the material federal income tax consequences of my participating in the Exchange Offers and Consent Solicitations?

Please see the section of this Offering Memorandum entitled “Certain United States Federal Income Tax Considerations.” The tax consequences to you of the Exchange Offers and Consent Solicitations will depend on your individual circumstances.  You should consult your own tax advisor for a full understanding of the tax consequences of participating in the Exchange Offers and Consent Solicitations.

How do I tender Old Notes for exchange and deliver my Consent in the Exchange Offers and Consent Solicitations?

The Old Notes are represented by a global certificate registered in the name of The Depository Trust Company or its nominee, which we refer to in this Offering Memorandum as the “depositary” or “DTC.” DTC is the only registered holder of the Old Notes.  DTC facilitates the clearance and settlement of Old Notes transactions through electronic book-entry changes in accounts of DTC participants.  DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

A beneficial owner whose Old Notes are held by a broker, dealer, commercial bank, trust company or other nominee and who desires to tender such Old Notes in the Exchange Offers and deliver a Consent in the Consent Solicitations must contact its nominee and instruct the nominee to tender its Old Notes on its behalf.

To properly tender Old Notes and deliver your Consent, the Exchange and Information Agent must receive, at or prior to the Expiration Date, either:

•
a timely confirmation of book-entry transfer of such Old Notes and a properly completed Letter of Transmittal according to the procedure for book-entry transfer described in this Offering Memorandum; or

•	an Agent’s Message through ATOP.

 For more information regarding the procedures for tendering your Old Notes and delivering your Consent, see the section of this Offering Memorandum entitled “Procedures for Tendering Old Notes and Delivering Consents.”

What happens if some or all of my Old Notes are not accepted for exchange?

If CCEP decides for any reason not to accept some or all of your Old Notes for exchange, the Old Notes not accepted by CCEP will be returned to you, at CCEP’s expense, promptly after the expiration or termination of the Exchange Offers and Consent Solicitations by book entry transfer.  DTC will credit any validly withdrawn or unaccepted Old Notes to your account at DTC.  For more information, see the section of this Offering Memorandum entitled “The Exchange Offers and Consent Solicitations.”

Until when may I withdraw previously tendered Old Notes and revoke the related Consent?

If not previously returned, you may withdraw previously tendered Old Notes and revoke the related Consent at any time until the Withdrawal Deadline at 5:00 p.m. New York City time on March 23, 2018, unless earlier extended or terminated.  For more information, see the section of this Offering Memorandum entitled “Procedures for Tendering Old Notes and Delivering Consents—Withdrawal of Tenders and Revocation of Consents.”

How do I withdraw previously tendered Old Notes and revoke the related Consent?

To withdraw previously tendered Old Notes and revoke the related Consent, you must comply with the appropriate procedures of DTC’s automated tender offer program or ATOP or deliver a written notice of withdrawal or revocation, as described in this Offering Memorandum.  For more information regarding the procedures for withdrawing tendered Old Notes and revoking the related Consent, see the section of this Offering Memorandum entitled “Procedures for Tendering Old Notes and Delivering Consents—Withdrawal of Tenders and Revocation of Consents.”

Will I have to pay any fees or commissions if I tender my Old Notes?

You are not required to pay any brokerage commissions to CCEP, CCEP US or the Exchange and Information Agent.  If your Old Notes are held through a broker or other nominee who tenders the Old Notes on your behalf, your broker may charge you a commission for doing so.  You should consult with your broker or nominee to determine whether any charges will apply.  See the section of this Offering Memorandum entitled “The Exchange Offers and Consent Solicitations—Other Fees and Expenses.”

What risks should I consider in deciding whether or not to tender any or all of my Old Notes?

In deciding whether to participate in the Exchange Offers and Consent Solicitations, you should carefully consider the discussion of risks and uncertainties pertaining to the Exchange Offers and Consent Solicitations, and those affecting CCEP’s business, described in the section of this Offering Memorandum entitled “Risk Factors,” and in the documents incorporated by reference in this Offering Memorandum.

Why are the Exchange Offers being made pursuant to the exemption in Section 3(a)(9) of the Securities Act rather than in a transaction registered with the SEC?

After considering different alternatives, CCEP chose to make the Exchange Offers pursuant to the exemption from registration under the Securities Act afforded by Section 3(a)(9) of the Securities Act because it was the structure which was the most efficient in terms of execution time and the best structure for carrying out the Exchange Offers in an efficient and effective manner for both CCEP and investors.

Although the transaction is not registered with the SEC, based on interpretations by the staff of the Division of Corporation Finance of the SEC, we believe that the New Notes issued in the Exchange Offers, like the Old Notes, may be offered for resale, resold and otherwise transferred by any holder thereof who is not an affiliate of ours without compliance with the registration requirements of the Securities Act.

With whom may I talk if I have questions about the Exchange Offers and Consent Solicitations?

If you have questions regarding the procedures for tendering in the Exchange Offers and Consent Solicitations or require assistance in tendering your Old Notes, please contact the Exchange and Information Agent or CCEP at the respective numbers listed below and on the back cover of this Offering Memorandum.  If you would like additional copies of this Offering Memorandum, CCEP’s annual and other reports, and other information that are incorporated by reference in this Offering Memorandum, please contact either the Exchange and Information Agent or CCEP.  The respective contact information for CCEP and the Exchange and Information Agent is set forth below and on the back cover of this Offering Memorandum.  Holders of Old Notes may also contact their brokers, dealers, commercial banks, trust companies or other nominees through whom they hold their Old Notes with questions and requests for assistance.

Contact information for CCEP:

Coca-Cola European Partners plc
Pemberton House
Bakers Road
Uxbridge UB8 1EZ
United Kingdom

Attention:       Joyce King-Lavinder and Cigdem Gures Erden
Telephone:      In the United States:          +1 (844) 875-8171
      In the United Kingdom:     +44 1895 844 116

Contact information for the Exchange and Information Agent:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Banks and Brokers:  (212) 269-5550
All others call toll-free:  (888) 605-1956
Email:  cce@dfking.com

 RISK FACTORS

As you review all of the information included in or incorporated by reference into this Offering Memorandum and consider whether to tender your Old Notes in the Exchange Offers and deliver your Consent in the Consent Solicitations, you should consider carefully the risk factors contained in the CCEP 20-F, incorporated by reference herein, as well as the following risk factors relating to the Exchange Offers, the Consent Solicitations, the Old Notes and the New Notes.

Risks Relating to Non-Tendering Holders of the Old Notes

The Exchange Offers may result in reduced liquidity for the Old Notes that are not exchanged.

The trading market for Old Notes that are not exchanged could become more limited than the existing trading market for the Old Notes and could cease to exist altogether due to the reduction in the principal amount of the Old Notes outstanding upon completion of the Exchange Offers.  A more limited trading market might adversely affect the liquidity, market price and price volatility of the Old Notes.  If a market for Old Notes that are not exchanged exists or develops, the Old Notes may trade at a discount to the price at which they would trade if the principal amount outstanding were not reduced.  There can be no assurance that an active market in the Old Notes will exist, develop or be maintained after the Exchange Offers are completed or as to the prices at which the Old Notes may trade.

The Proposed Amendments, if they become operative, would have an adverse effect on any unexchanged Old Notes.

If the Exchange Offers and the Consent Solicitations are consummated and the Proposed Amendments become operative, any Old Notes that are not tendered or exchanged pursuant to the Exchange Offer will no longer be entitled to the benefits of many of the restrictive covenants and certain other provisions that will have been amended or eliminated from the Old Notes Indenture by the Proposed Amendments.  The Proposed Amendments would delete certain restrictive provisions, including, without limitation, covenants relating to CCEP US’ ability to incur liens, enter into sale and leaseback transactions and carry out mergers or consolidations.  The elimination or modification of such provisions may permit CCEP US to take actions that could increase the credit risks faced by the Holders of any Old Notes.  These may adversely affect the market price of such Old Notes or otherwise be adverse to the interests of the Holders of such remaining Old Notes.

In the future, we may acquire any Old Notes that are not tendered in the Exchange Offers for consideration different from that in the Exchange Offers.

In the future, we may acquire Old Notes that are not tendered in the Exchange Offers through redemption, open market purchases, privately negotiated transactions, an exchange offer or such other means as we deem appropriate.  Any such acquisitions will occur upon the terms and at the prices as we may determine in our discretion, which may be more or less than the value of the Total Exchange Consideration or Exchange Consideration being exchanged for the Old Notes in the Exchange Offers, and could be for cash or other consideration. We may choose to pursue any or none of these alternatives, or combinations thereof, in the future.

Risks Relating to Holders Tendering in the Exchange Offers

There is currently no market for the New Notes.  We cannot assure you that an active trading market will develop.

The New Notes are new securities for which there is currently no existing market.  Although we intend to make an application following consummation of the Exchange Offers for the New Notes to be listed and admitted to trading on the Global Exchange Market of the Irish Stock Exchange plc, we cannot assure you that the New Notes will become or will remain listed or admitted to trading.  We cannot assure you as to the liquidity of any market that may develop for the New Notes, the ability of holders of the New Notes to sell them, or the price at which the holders of the New Notes may be able to sell them.  The liquidity of any market for the New Notes will depend on the number of holders of the New Notes, prevailing interest rates, the market for similar securities, and other factors, including general economic conditions and our own financial condition, performance, and prospects.  As a result, we cannot assure you that an active trading market for the New Notes will develop or, if one does develop, that it will be maintained.

The consummation of the Exchange Offers and the Consent Solicitations may be delayed or may not occur at all.

We are not obligated to complete the Exchange Offers and Consent Solicitations unless and until all conditions to the Exchange Offers and Consent Solicitations have been met.  In addition, we may extend the Exchange Offers and Consent Solicitations at any time and from time to time at our sole discretion.  Accordingly, Holders participating in the Exchange Offers and Consent Solicitations may have to wait longer than expected to receive their New Notes if the Exchange Offers and Consent Solicitations are consummated or to have their Old Notes returned to them if the Exchange Offers and Consent Solicitations are not consummated.  From the time such Old Notes are tendered into the Exchange Offers until they are validly withdrawn or the termination of the Exchange Offers, Holders of Old Notes will not be able to transfer their Old Notes.

The consideration to be received in the Exchange Offers does not reflect any valuation of the Old Notes or the New Notes.

Our board of directors has made no determination that the consideration to be received in the Exchange Offers represents a fair valuation of either the Old Notes or the New Notes.  We have not obtained a fairness opinion from any Financial Advisor about the fairness to us or to you of the consideration to be received by holders of Old Notes.  You must make your own independent decision regarding your participation in the Exchange Offers and Consent Solicitations.

If you do not properly tender your Old Notes, you will not receive New Notes in the Exchange Offers, and you may not be able to sell your Old Notes.

We will issue New Notes only in exchange for Old Notes that are timely received by the Exchange and Information Agent, together with all required documents.  Therefore, you should allow sufficient time to ensure timely delivery of the Old Notes, and you should carefully follow the instructions on how to tender your Old Notes.  Neither we, nor the Trustee, nor the Exchange and Information Agent is required to notify you of any defects or irregularities with respect to your tender of Old Notes and none of the foregoing shall incur any liability for failure to give any such notification.  If you do not tender your Old Notes or if we do not accept your Old Notes because you did not tender your Old Notes properly, then, after we consummate the Exchange Offers, you will continue to hold Old Notes and you will be subject to the risks of holding such Old Notes.

The New Notes will be effectively subordinated to our non-guarantor subsidiaries’ existing and future indebtedness.

Substantially all of our operations are conducted through our subsidiaries, including CCEP US.  As a result, our cash flow and debt servicing, including the New Notes, will depend in large part upon our subsidiaries’ cash flows and their ability to make dividend or other intercompany loan payments to us.  Additionally, except to the extent our subsidiaries other than CCEP US guarantee the New Notes or we may be a creditor with recognized claims against such subsidiaries, the claims of creditors of our non-guarantor subsidiaries will have priority with respect to the assets and earnings of such subsidiaries over claims of our direct creditors, including holders of the New Notes.  As at June 30, 2017, our non-guarantor subsidiaries had €21.9 billion of assets (including net €3.4 billion of intercompany assets) and €6.6 billion of liabilities.

We cannot assure you that the procedures for book-entry interests to be implemented through DTC will be adequate to ensure the timely exercise of your rights under the New Notes.

Unless and until New Notes in definitive registered form are issued in exchange for global securities, owners of book-entry interests will not be considered owners or holders of the New Notes except in the limited circumstances provided in the New Notes Indenture.  DTC, as the depositary for the New Notes, will be the sole registered holder of the global securities representing the New Notes.  After payment to DTC, we will have no responsibility or liability for the payment of interest, principal, or other amounts to the owners of book-entry interests.  Accordingly, if you own a book-entry interest, you must rely on the procedures of DTC, and if you are not a participant in DTC, on the procedures of the participant through which you own your interest, to exercise any rights and obligations of a holder under the New Notes Indenture.  See “Description of the New Notes—Issuance of New Notes in Registered Form” and “—Global Securities.”

Unlike the holders of the New Notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents, requests for waivers, or other actions from holders of the New Notes.  Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from DTC.  There can be no assurance that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any request actions on a timely basis.

Similarly, upon the occurrence of an event of default under the New Notes Indenture, if you own a book-entry interest, you will be restricted to acting through DTC.  We cannot assure you that the procedures to be implemented through DTC will be adequate to ensure the timely exercise of rights under the New Notes.  See “Description of the New Notes—Issuance of New Notes in Registered Form” and “—Global Securities.”

United States Federal and state laws allow courts, under specific circumstances, to void guarantees and to require you to return payments received from CCEP US.

Although you will be direct creditors of CCEP US by virtue of the note guarantee (as defined herein), existing or future creditors of CCEP US could avoid or subordinate CCEP US’s note guarantee under the fraudulent conveyance laws if they were successful in establishing that:

•	such note guarantee was incurred with fraudulent intent; or

•	CCEP US did not receive fair consideration or reasonably equivalent value for issuing its note guarantee and

o	was insolvent at the time of the note guarantee;

o	was rendered insolvent by reason of the note guarantee;

o	was engaged in a business or transaction for which its assets constituted unreasonably small capital to carry on its business; or

o	intended to incur, or believed it would incur, debt beyond its ability to pay such debt as it matured.

The measures of insolvency for purposes of determining whether a fraudulent conveyance occurred vary depending upon the laws of the relevant jurisdiction and upon the valuation assumptions and methodology applied by the court.  Generally, however, a company would be considered insolvent for purposes of the foregoing if:

•	the sum of the company’s debts, including contingent, unliquidated and unmatured liabilities, is greater than all of such company’s property at a fair valuation, or

•	if the present fair saleable value of the company’s assets is less than the amount that will be required to pay the probable liability on its existing debts as they become absolute and matured.

We cannot assure you as to what standard a court would apply in order to determine whether CCEP US was “insolvent” as of the date its note guarantee was issued, and we cannot assure you that, regardless of the method of valuation, a court would not determine that CCEP US was insolvent on that date.  The note guarantee could be subject to the claim that, since the note guarantee was incurred for the benefit of CCEP and only indirectly for the benefit of CCEP US, the obligations of CCEP US thereunder were incurred for less than reasonably equivalent value or fair consideration.

The obligations of CCEP US under its note guarantee will be limited to the maximum amount that, after giving effect to all other contingent and fixed liabilities of CCEP US, would cause the note guarantee of CCEP US not to constitute a fraudulent conveyance or fraudulent transfer under any applicable law.  There can be no assurance as to what standard a court will apply in making a determination of such maximum amount.  There is a possibility that the entire note guarantee may be set aside, in which case the entire liability of CCEP US under the note guarantee may be extinguished.

 FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This Offering Memorandum and any documents incorporated by reference herein may contain statements, estimates or projections that constitute “forward-looking statements” concerning the financial condition, performance, results, strategy and objectives of CCEP and its subsidiaries.  Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “plan,” “seek,” “may,” “could,” “would,” “should,” “might,” “will,” “forecast,” “outlook,” “guidance,” “possible,” “potential,” “predict” and similar expressions identify forward looking statements, which generally are not historical in nature.  Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from CCEP’s historical experience and its present expectations or projections.  These risks and uncertainties include, but are not limited to, obesity concerns; water scarcity and poor quality; evolving consumer preferences; increased competition and capabilities in the marketplace; product safety and quality concerns; perceived negative health consequences of certain ingredients, such as non-nutritive sweeteners and biotechnology-derived substances, and of other substances present in CCEP’s beverage products or packaging materials; increased demand for food products and decreased agricultural productivity; changes in the retail landscape or the loss of key retail or foodservice customers; fluctuations in foreign currency exchange rates; fluctuations in the stability of the euro; interest rate increases; an inability of CCEP to maintain good relationships with its partners; a deterioration in its partners’ financial condition; increases in income tax rates, changes in income tax laws or unfavorable resolution of tax matters; increased or new indirect taxes in CCEP’s tax jurisdictions; increased cost, disruption of supply or shortage of energy or fuels; increased cost, disruption of supply or shortage of ingredients, other raw materials or packaging materials; changes in laws and regulations relating to beverage containers and packaging; significant additional labelling or warning requirements or limitations on the availability of CCEP’s respective products; an inability of CCEP to protect its respective information systems against service interruption, misappropriation of data or breaches of security; unfavorable general economic or political conditions in Europe or elsewhere; the United Kingdom’s exit from the European Union; litigation or legal proceedings; non-compliance with anti-corruption laws and regulations and economic sanctions programs; adverse weather conditions; climate change; damage to CCEP’s respective brand images and corporate reputation from negative publicity, even if unwarranted, related to product safety or quality, human and workplace rights, obesity or other issues; changes in, or failure to comply with, the laws and regulations applicable to CCEP’s respective products or business operations; changes in accounting standards; an inability of CCEP to achieve its respective overall long-term growth objectives; deterioration of global credit market conditions; default by or failure of one or more of CCEP’s respective counterparty financial institutions; fluctuations in CCEP’s debt rating; an inability to timely implement any previously announced actions to reinvigorate growth, or to realize the economic benefits CCEP anticipates from these actions; failure to realize a significant portion of the anticipated benefits of strategic relationships, including (without limitation) The Coca-Cola Company’s relationship with Monster Beverage Corporation; an inability to renew collective bargaining agreements on satisfactory terms, or CCEP or its respective partners experience strikes, work stoppages or labor unrest; future impairment charges; an inability to realize business integration and synergy savings; an inability to successfully manage the possible negative consequences of productivity initiatives; global or regional catastrophic events; and other risks discussed in the CCEP 20-F and in the CCEP Six Months Results 6-K (as defined herein).  Due to these risks and uncertainties, CCEP’s actual future results, dividend payments, and capital and leverage ratios may differ materially from the plans, goals, expectations and guidance set out in CCEP’s forward-looking statements.  You should not place undue reliance on forward looking statements, which speak only as of the date they are made.  CCEP does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required under applicable rules, laws and regulations.  CCEP assumes no responsibility for the accuracy and completeness of any forward-looking statements.  Any or all of the forward-looking statements contained in this Offering Memorandum and in any other of CCEP’s public statements may prove to be incorrect.

 INFORMATION ABOUT CCEP AND CCEP US

CCEP

Our business is principally composed of the legacy businesses of CCEP US (as successor by merger to CCE), Coca-Cola Iberian Partners, S.A.U. and Coca-Cola Erfrischungsgetränke GmbH, which merged on May 28, 2016 (the “Merger”).  Under the terms of the Merger, in July 2016, we completed the acquisition of Vifilfell hf., the Coca-Cola bottler in Iceland.

We and our subsidiaries are a leading consumer goods group in Western Europe, selling, making and distributing an extensive range of ready-to-drink beverages.  We are the world’s largest independent Coca-Cola bottler based on revenue.  We serve a consumer population of over 300 million across Western Europe, including Andorra, Belgium, continental France, Germany, Great Britain, Iceland, Luxembourg, Monaco, the Netherlands, Norway, Portugal, Spain and Sweden.  Our ordinary shares are listed on Euronext Amsterdam, New York Stock Exchange, Euronext London and the continuous market of the Spanish Stock Exchange.

For more information see “Item 4. B – Business overview” under the heading, “20 F table of cross references,” in the CCEP 20‑F, which is incorporated herein by reference.

We are a public limited company organized under the laws of England and Wales (registered number 9717350) formed on August 4, 2015.  Our principal executive offices are located at Pemberton House, Bakers Road, Uxbridge, UB8 1EZ, United Kingdom, and our telephone number at that address is +44 (0)1895 231 313.

CCEP US

CCEP US is a wholly-owned subsidiary of CCEP.  CCEP US is a limited liability company organized under the laws of the State of Delaware on August 5, 2015.

The address of CCEP US’ registered agent in the United States is Corporation Trust Company, 1209 Orange St., Wilmington, DE 19801.

 USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the New Notes in connection with the Exchange Offers and the Consent Solicitations.  The Old Notes exchanged in the Exchange Offers will be retired and cancelled and will not be reissued.

 PURPOSE OF THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS

The purpose of the Exchange Offers is to simplify the capital structure of CCEP and its consolidated subsidiaries, consolidate debt of the CCEP group at the CCEP level and reduce administrative complexity for CCEP.

The purpose of the Consent Solicitations is to obtain Consents to adopt the Proposed Amendments, which are intended to eliminate many of the restrictive covenants in the Old Notes Indenture.

 THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS

Exchange Offers

We are offering Holders of Old Notes the opportunity to exchange any and all of their Old Notes of a series for (1) New Notes of the corresponding series and (2) cash, upon the terms and subject to the conditions set forth in this Offering Memorandum and the accompanying Letter of Transmittal.  Holders of Old Notes will be eligible to receive the applicable Total Exchange Consideration set forth under “—Total Exchange Consideration” below for Old Notes validly tendered at or before the Early Exchange Date and not validly withdrawn at or prior to the Withdrawal Deadline.  For Old Notes validly tendered after the Early Exchange Date and at or before the Expiration Date, Holders of such Old Notes will be eligible to receive the Exchange Consideration set forth under “—Exchange Consideration” below.  The applicable Total Exchange Consideration includes an Early Exchange Premium in an amount set forth under “—Early Exchange Premium” below.  Our obligation to accept Old Notes that are tendered is subject to the conditions described below under “Conditions of the Exchange Offers and the Consent Solicitations.”

Consent Solicitations

We are also soliciting Consents from the Holders with respect to the Proposed Amendments, upon the terms and subject to the conditions set forth in the Offer Documents.  In order to amend the Old Notes Indenture, the Requisite Consents must be received and the Trustee, CCEP and CCEP US must execute the Supplemental Indenture.  Only Holders of the Old Notes are entitled to deliver Consents.  The Proposed Amendments are described in more detail under “Description of the Proposed Amendments.”

Any Holder who tenders Old Notes pursuant to the Exchange Offers at or prior to the Expiration Date must also deliver a Consent to the Proposed Amendments.  Holders who validly tender (and do not validly withdraw) their Old Notes pursuant to the Exchange Offers at or prior to the Expiration Date will be deemed to have delivered their Consents by such tender.  Such Holders may not revoke a Consent without withdrawing the previously tendered Old Notes to which such Consent relates.  Consents delivered after the Withdrawal Deadline may not be revoked, subject to the limited circumstances described in “Procedures for Tendering Old Notes and Delivering Consents—Withdrawal of Tenders and Revocation of Consents.” Holders may not deliver Consents without tendering the related Old Notes.

Tenders of Old Notes may be validly withdrawn and Consents may be validly revoked at any time at or prior to the Withdrawal Deadline in the manner described in “Procedures for Tendering Old Notes and Delivering Consents—Withdrawal of Tenders and Revocation of Consents.” Tenders of Old Notes made at or prior to the Withdrawal Deadline may be validly withdrawn (and the related Consents validly revoked) at any time at or prior to the Withdrawal Deadline, but not thereafter, and tenders of Old Notes made after the Withdrawal Deadline may not be validly withdrawn, subject to the limited circumstances described in “Procedures for Tendering Old Notes and Delivering Consents—Withdrawal of Tenders and Revocation of Consents.” A valid withdrawal of tendered Old Notes at or prior to the Withdrawal Deadline will automatically constitute the concurrent valid revocation of such Holder’s related Consent.  A valid revocation of a Consent at or prior to the Withdrawal Deadline will automatically constitute the concurrent valid withdrawal of the related Old Notes.

Upon the terms and subject to the conditions of the Exchange Offers and the Consent Solicitations, a Holder who validly withdraws previously tendered Old Notes at or prior to the Withdrawal Deadline and does not validly re-tender Old Notes at or prior to the Early Exchange Date or the Expiration Date will not receive the Total Exchange Consideration or Exchange Consideration, as the case may be.  Upon the terms and subject to the conditions of the Exchange Offers and the Consent Solicitations, a Holder who validly withdraws previously tendered Old Notes at or prior to the Withdrawal Deadline and validly re-tenders Old Notes at or prior to the Early Exchange Date will receive the Total Exchange Consideration.  Upon the terms and subject to the conditions of the Exchange Offers and the Consent Solicitations, a Holder who validly withdraws previously tendered Old Notes at or prior to the Withdrawal Deadline and validly re-tenders Old Notes at or prior to the Expiration Date but after the Early Exchange Date will receive the Exchange Consideration, but not the Early Exchange Premium.

The Proposed Amendments constitute a single proposal with respect to the Old Notes and a consenting and tendering Holder must consent to the adoption of the Proposed Amendments in their entirety and may not consent selectively with respect to certain Proposed Amendments.

Consideration

The following table sets forth the Exchange Consideration, Early Exchange Premium and Total Exchange Consideration for Old Notes for which the New Notes are being offered:

Title of Series of Old Notes	CUSIP Number of Old Notes	Maturity Date	Aggregate Principal Amount Outstanding	Exchange Consideration(1)	Early Exchange Premium(1)	Total Exchange Consideration(1)(2)

3.500% Notes due 2020	459284 AB1	September 15, 2020	$525,000,000	$970 principal amount of New 3.500% Notes and $1.50 in cash	$30 principal amount of New 3.500% Notes	$1,000 principal amount of New 3.500% Notes and $1.50 in cash

3.250% Notes due 2021	19122T AE9	August 19, 2021	$250,000,000	$970 principal amount of New 3.250% Notes and $1.50 in cash	$30 principal amount of New 3.250% Notes	$1,000 principal amount of New 3.250% Notes and $1.50 in cash

4.500% Notes due 2021	19122T AB5	September 1, 2021	$300,000,000	$970 principal amount of New 4.500% Notes and $1.50 in cash	$30 principal amount of New 4.500% Notes	$1,000 principal amount of New 4.500% Notes and $1.50 in cash

(1) For each $1,000 principal amount of Old Notes.
(2) Includes Early Exchange Premium.

In addition to the Exchange Consideration or Total Exchange Consideration, as applicable, set forth above, we or one of our affiliates will pay accrued and unpaid interest on the Old Notes accepted in the Exchange Offers to, but not including, the Settlement Date.

The New Notes will only be issued in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof.  Any fractional portions of New Notes will be paid in cash on the Settlement Date.  See “Procedures for Tendering Old Notes and Delivering Consents—Acceptance of Old Notes for Exchange.”

No appraisal rights are available to Holders in connection with the Exchange Offers or the Consent Solicitations.

Exchange Consideration

The Exchange Consideration for each $1,000 principal amount of Old Notes of a series tendered after the Early Exchange Date and at or before the Expiration Date will equal:

•	$970 principal amount of New Notes of the corresponding series; plus

•	$1.50 in cash (plus cash in lieu of any fractional portion of New Notes).

Total Exchange Consideration

The Total Exchange Consideration for each $1,000 principal amount of Old Notes of a series tendered at or before the Early Exchange Date will equal:

•	$1,000 principal amount of New Notes of the corresponding series; plus

•	$1.50 in cash (plus cash in lieu of any fractional portion of New Notes).

The Total Exchange Consideration includes the Early Exchange Premium.

Early Exchange Premium

For each $1,000 principal amount of Old Notes validly tendered at or before the Early Exchange Date and not validly withdrawn, Holders of such Old Notes will be eligible to receive the applicable Total Exchange Consideration set out in the table above, which includes the Early Exchange Premium.  For each $1,000 principal amount of Old Notes validly tendered after the Early Exchange Date but at or prior to the Expiration Date, Holders of such Old Notes will be eligible to receive only the Exchange Consideration set out in the table above, which does not include the Early Exchange Premium.

Early Exchange Date; Expiration Date; Extensions; Amendments; Termination

The Early Exchange Date is 5:00 p.m., New York City time, on March 23, 2018, subject to our right to extend that time and date in our sole discretion (which right is subject to applicable law), in which case the Early Exchange Date means the latest time and date to which the Early Exchange Date is extended.  The Expiration Date is 11:59 p.m., New York City time, on April 9, 2018, subject to our right to extend that time and date in our sole discretion (which right is subject to applicable law), in which case the Expiration Date means the latest time and date to which the Exchange Offers and Consent Solicitations are extended.  During any extension of the Early Exchange Date or the Expiration Date, all Old Notes previously tendered in an extended Exchange Offer will remain subject to such Exchange Offer and may be accepted for exchange by us.

Subject to applicable law, we expressly reserve the right, in our sole discretion and with respect to any or all of the Exchange Offers, to:

•	delay accepting any Old Notes, to extend the Exchange Offers or to terminate the Exchange Offers and not accept any Old Notes;

•	extend the Early Exchange Date without extending the Withdrawal Deadline;

•	extend the Expiration Date without extending the Early Exchange Date;

•	terminate the Exchange Offers and return all tendered Old Notes to the respective tendering Holders; and

•	amend, modify or waive in part or whole, at any time, or from time to time, the terms of the Exchange Offers in any respect, including waiver of any conditions to consummation of the Exchange Offers.

Any such delay, extension, termination, amendment, modification or waiver with respect to any and all of the Exchange Offers by us will automatically delay, extend, terminate, amend, modify or waive conditions precedent to the corresponding Consent Solicitation, as applicable.

Any extension, termination or amendment of the Exchange Offers or the Consent Solicitations will be followed as promptly as practicable by announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled Early Exchange Date, Withdrawal Deadline or Expiration Date, as the case may be.  A copy of any such announcement will be provided to the Exchange and Information Agent and the Trustee.  Without limiting the manner in which we may choose to make such announcement, we will not, unless otherwise required by law, have any obligation to publish, advertise or otherwise communicate any such announcement other than by making a release to an appropriate news agency or another means of announcement that we deem appropriate.

Settlement Date

The Settlement Date will be promptly after the Expiration Date and is expected to be within three business days after the Expiration Date (anticipated to be April 12, 2018).  We will not be obligated to deliver New Notes or pay any cash amounts unless the applicable Exchange Offer and Consent Solicitation is consummated.

Exchange and Information Agent

D.F. King & Co., Inc. has been appointed as the Exchange and Information Agent for the Exchange Offers and Consent Solicitations.  Letters of Transmittal and all correspondence in connection with the Exchange Offers  and Consent Solicitations should be sent or delivered by each holder of Old Notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the Exchange and Information Agent at the address listed on the back cover page of this Offering Memorandum.  Questions concerning tender procedures and requests for additional copies of this Offering Memorandum or the Letter of Transmittal should be directed to the Exchange and Information Agent at the address and telephone numbers listed on the back cover page of this Offering Memorandum.  Holders of Old Notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the Exchange Offers and Consent Solicitations.  We will pay the Exchange and Information Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

Financial Advisors

Barclays Capital Inc., Mizuho Securities USA LLC, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are the Financial Advisors for the Exchange Offers and Consent Solicitations.  We will pay the Financial Advisors a fixed fee for their services and will reimburse their fees and expenses in connection with their service as Financial Advisors, including reasonable attorney’s fees.  The fees we will pay the Financial Advisors are not contingent on the results or the success of the Exchange Offers or the Consent Solicitations.  The Financial Advisors may hold Old Notes for their own account and, in addition to their roles and compensation as Financial Advisors, will be permitted to participate in the Exchange Offers and Consent Solicitations on the same terms as are offered to other holders of Old Notes by this Offering Memorandum.

The Financial Advisors are not being engaged to and will not solicit any Holders of Old Notes in connection with the Exchange Offers and Consent Solicitations.  None of the Financial Advisors makes or will make any recommendation to Holders of Old Notes as to whether to exchange or refrain from exchanging their Old Notes.

The Financial Advisors assume no responsibility for the nature, contents, accuracy or completeness of the information set forth in this Offering Memorandum or the documents incorporated by reference herein.

Trustee

Deutsche Bank Trust Company Americas serves as the Trustee with respect to the Old Notes Indenture. The Trustee has not evaluated any risk, benefits or propriety of the Proposed Amendments, the Exchange Offers or the Consent Solicitations, and the Trustee makes no representation, and has reached no conclusions regarding, the investment quality of the Old Notes or the New Notes, about which the Trustee expresses no opinion and expressly disclaims the expertise to evaluate.

The Trustee assumes no responsibility for the nature, contents, accuracy or completeness of the information set forth in this Offering Memorandum or the documents incorporated by reference herein.

Other Fees and Expenses

We will bear the expenses of soliciting tenders of the Old Notes, which may include solicitation by mail, e‑mail, facsimile transmission and telephone or in person by our employees.

Tendering Holders of Old Notes will not be required to pay any fee or commission to us.  If, however, a tendering Holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, that Holder may be required to pay brokerage fees or commissions.

We will pay all fees and expenses of the Exchange and Information Agent, the Trustee and the New Notes Trustee in connection with the Exchange Offers and Consent Solicitations.

Purchases of Old Notes by Us

We reserve the right, in our absolute discretion, to purchase or make offers to purchase any Old Notes that remain outstanding after the Expiration Date and, to the extent permitted by applicable law, to purchase Old Notes in the open market, in privately negotiated transactions, redemptions, or otherwise.  The terms of any such purchases or offers could differ from the terms of an Exchange Offer.  Any purchase or offer to purchase will be made only in accordance with applicable law.

Other

Under no circumstances will any additional interest be payable because of any delay in the transmission of funds to you with respect to exchanged Old Notes or otherwise.

 PROCEDURES FOR TENDERING OLD NOTES AND DELIVERING CONSENTS

General

In order to participate in the Exchange Offers and the Consent Solicitations, you must validly tender your Old Notes to the Exchange and Information Agent and validly deliver your Consents as described below.  It is your responsibility to validly tender your Old Notes.  We have the right to waive any defects.  However, we are not required to waive defects and are not required to notify you of defects in your tender or Consent.

If you have any questions or need help in tendering or consenting with respect to your Old Notes, please contact the Exchange and Information Agent, whose address and telephone numbers are listed on the back cover page of this Offering Memorandum.

Valid Tender

Except as set forth below with respect to ATOP (as hereinafter defined) procedures, for a Holder to validly tender Old Notes pursuant to the Exchange Offers, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with any signature guarantees and any other documents required by the instructions to the Letter of Transmittal, or an Agent’s Message (as hereinafter defined) in lieu thereof, must be received by the Exchange and Information Agent at the address or facsimile number set forth on the back cover of this Offering Memorandum at or prior to the Expiration Date, and either (1) certificates representing the Old Notes must be received by the Exchange and Information Agent at such address, or (2) the Old Notes must be transferred pursuant to the procedures for book-entry transfer described below and a Book-Entry Confirmation must be received by the Exchange and Information Agent, in each case at or prior to the Expiration Date.

In all cases, the exchange of Old Notes tendered and accepted for exchange pursuant to the Exchange Offers will be made only after timely receipt by the Exchange and Information Agent of:

•	certificates representing such Old Notes or a Book-Entry Confirmation with respect to such Old Notes;

•	the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, or an Agent’s Message in lieu thereof, and

•	any required signature guarantees and other documents required by the Letter of Transmittal.

Valid Consent

Holders who tender their Old Notes pursuant to the Exchange Offers at or prior to the Expiration Date must also deliver Consents to the Proposed Amendments.  The tender of Old Notes pursuant to the Exchange Offers and in accordance with the procedures described in the Offer Documents, to the extent such Old Notes are tendered at or prior to the Expiration Date and not validly withdrawn at or prior to the Withdrawal Deadline, will be deemed to automatically constitute delivery of a Consent to the Proposed Amendments with respect to the Old Notes tendered.  Holders may not deliver Consents without tendering the related Old Notes pursuant to the Exchange Offers.

Acceptance of Old Notes for Exchange

If the conditions to the Exchange Offers and the Consent Solicitations are satisfied, or if we waive all of the conditions that have not been satisfied, and after we receive validly completed and duly executed Letters of Transmittal, or Agent’s Messages in lieu thereof, with respect to any and all of the Old Notes tendered for exchange, we will accept the Old Notes for exchange by notifying the Exchange and Information Agent of our acceptance.  The notice may be oral if we promptly confirm it in writing.

We expressly reserve the right, in our sole discretion, to delay acceptance for exchange of, or exchange of, Old Notes tendered under the Exchange Offers (subject to Rule 14e-1(c) under the Exchange Act, which requires that we issue the offered consideration or return the Old Notes deposited pursuant to the Exchange Offers promptly after termination or withdrawal of the Exchange Offers), or to terminate the Exchange Offers and not accept for exchange any Old Notes not previously accepted for exchange, (1) if any of the conditions to the Exchange Offers shall not have been satisfied or validly waived by us, or (2) in order to comply in whole or in part with any applicable law or regulation.

In all cases, the Exchange Consideration and Early Exchange Premium, if applicable, for Old Notes exchanged pursuant to the Exchange Offers will be made available only after timely receipt by the Exchange and Information Agent of (1) certificates representing the Old Notes, or timely confirmation of a book-entry transfer (a “Book-Entry Confirmation”) of the Old Notes into the Exchange and Information Agent’s account at DTC, (2) the properly completed and duly executed Letter of Transmittal (or a facsimile thereof) or an Agent’s Message (as defined in “—Tender of Old Notes Through ATOP” below) in lieu thereof, and (3) any other documents required by the Letter of Transmittal.  The Exchange Offers and Consent Solicitations are scheduled to expire at 11:59 p.m., New York City time, on April 9, 2018, unless extended by us at our sole discretion.

For purposes of the Exchange Offers, we will have accepted for exchange validly tendered (and not validly withdrawn) Old Notes, if, as and when we give oral notice (confirmed in writing) or written notice to the Exchange and Information Agent of our acceptance of the Old Notes for exchange pursuant to the Exchange Offers.  In all cases, exchange of Old Notes pursuant to the Exchange Offers will be made by (i) deposit of the cash portion of the Exchange Consideration and accrued and unpaid interest in immediately available funds with DTC and (ii) delivery of New Notes representing the non-cash portion of the Exchange Consideration and, if applicable, the Early Exchange Premium, to DTC.  Any Old Notes that are validly tendered and accepted for exchange pursuant to the Exchange Offers and Consent Solicitations will be retired and cancelled.  If, for any reason whatsoever, acceptance for exchange of, or exchange of, any Old Notes tendered pursuant to the Exchange Offers is delayed (whether before or after our acceptance for exchange of, or exchange of, the Old Notes) or we extend the Exchange Offers or are unable to accept for exchange the Old Notes tendered pursuant to the Exchange Offers, then, without prejudice to our rights set forth herein, we may instruct the Exchange and Information Agent to retain tendered Old Notes and those Old Notes may not be withdrawn, subject to the limited circumstances described in “—Withdrawal of Tenders and Revocation of Consents” below.

Tender of Old Notes and delivery of Consents pursuant to the Exchange Offers and the Consent Solicitations will be accepted only in minimum principal amounts equal to $200,000 and, in each case, integral multiples of $1,000 in excess thereof, subject to maintaining the required minimum denomination of $200,000 for the New Notes.  No tenders of Old Notes in the Exchange Offers and Consent Solicitations will be accepted for principal amounts of less than $200,000.  The Exchange Consideration or Total Exchange Consideration in respect of each participating Holder for all Old Notes validly tendered (and not validly withdrawn prior to the Withdrawal Deadline) and accepted by us for exchange will be rounded down, if necessary, to the applicable required minimum denomination for each series of the Old Notes and integral multiples of $1,000 in excess thereof. This rounded amount will be the principal amount of New Notes of the respective series you will receive as part of your consideration in the Exchange Offers and we will pay cash in lieu of any fractional portion of any principal amount of New Notes not received as a result of such rounding down.

We will pay or cause to be paid all transfer taxes with respect to the exchange of any Old Notes unless the box titled “Special Payment or Issuance Instructions” or the box titled “Special Delivery Instructions” on the Letter of Transmittal has been completed and in certain other limited circumstances, all as described in the Instructions thereto.

No alternative, conditional, irregular or contingent tenders of Old Notes or deliveries of Consents will be accepted.  A tendering and consenting Holder, by electronically transmitting its acceptance through ATOP or delivering a Letter of Transmittal, as applicable, waives all rights to receive notice of acceptance of such Holder’s Old Notes for exchange and delivery of the related Consents.

Tender of Old Notes Held in Physical Form

To validly tender Old Notes held in physical form pursuant to the Exchange Offers, a Holder should complete and sign the Letter of Transmittal (or a facsimile copy thereof) in accordance with the Instructions to the Letter of Transmittal, have the signature thereon guaranteed if required by the Instructions to the Letter of Transmittal and deliver the Letter of Transmittal, together with certificates representing such Old Notes and any other documents required by the Instructions to the Letter of Transmittal, to the Exchange and Information Agent at its address set forth on the back page of this Offering Memorandum.  The Letter of Transmittal and any certificates evidencing Old Notes tendered pursuant to the Exchange Offers should be sent only to the Exchange and Information Agent, and not to us, the Financial Advisors or the Trustee.

The proper completion, execution and delivery of the Letter of Transmittal by a Holder (or authorized proxy holder) (as hereinafter defined) with respect to Old Notes at or prior to the Expiration Date will automatically constitute the delivery of a Consent by such Holder (or authorized proxy holder) to the Proposed Amendments with respect to all of the Old Notes tendered by such Holder (or authorized proxy holder).

If Old Notes are to be tendered by any person other than the person in whose name the Old Notes are registered, the Old Notes must be endorsed or accompanied by an appropriate written instrument or instruments of transfer executed exactly as the name or names of the Holder or Holders appear on the Old Notes, with the signature(s) on the Old Notes or instruments of transfer guaranteed as provided below, and a Letter of Transmittal must be executed and delivered either by the Holder or Holders, or by the tendering person pursuant to a valid proxy signed by the Holder or Holders (such person, an “authorized proxy holder”), which signature must, in either case, be guaranteed as provided below, since only Holders or their proxies are entitled to deliver Consents to the Proposed Amendments.

Tender of Old Notes Held Through a Custodian

If you are a beneficial owner of Old Notes, but are not a Holder, and you seek to tender Old Notes and deliver Consents to the Proposed Amendments, you must:

•	contact the Holder of the Old Notes and instruct the Holder to tender and consent on your behalf;

•
obtain and include with the accompanying Letter of Transmittal, Old Notes properly endorsed for transfer by the Holder or accompanied by a properly completed bond power from the Holder, together with a properly completed irrevocable proxy that authorizes you to consent to the Proposed Amendments on behalf of the Holder, with signatures on the endorsement or bond power guaranteed by a Medallion Signature Guarantor (as hereinafter defined); or

•
effect a record transfer of the Old Notes from the Holder to you and comply with the requirements applicable to Holders for tendering Old Notes and delivering Consents at or prior to the Expiration Date or at or prior to the Early Exchange Date, as the case may be.

Neither we nor the Exchange and Information Agent have any obligation to effect the transfer of any Old Notes from the name of the Holder if we do not accept for exchange any of the principal amount of those Old Notes.

Book-Entry Transfer

The Exchange and Information Agent has or will establish an account with respect to the Old Notes at DTC for purposes of the Exchange Offers, and any financial institution that is a participant in the DTC system and whose name appears on a security position listing as the record owner of the Old Notes may make book-entry delivery of Old Notes by causing DTC to transfer the Old Notes into the Exchange and Information Agent’s account at DTC in accordance with DTC’s procedure for transfer.  Although delivery of Old Notes may be effected through book-entry transfer into the Exchange and Information Agent’s account at DTC, either an Agent’s Message or a Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, along with any required signature guarantees and any other required documents, must be transmitted to and received by the Exchange and Information Agent at the address set forth on the back cover of this Offering Memorandum at or prior to the Early Exchange Date or the Expiration Date, as the case may be.

Tender of Old Notes Through ATOP

In lieu of physically completing and signing the Letter of Transmittal and delivering it to the Exchange and Information Agent, DTC participants may electronically transmit their acceptance of the Exchange Offers and their Consent to the Proposed Amendments through DTC’s Automated Tender Offer Program (“ATOP”), for which the transaction will be eligible.  In accordance with ATOP procedures, DTC will then verify the acceptance of the Exchange Offers and send an Agent’s Message to the Exchange and Information Agent for its acceptance.  A Letter of Transmittal need not accompany tenders effected through ATOP.

An “Agent’s Message” is a message transmitted by DTC, received by the Exchange and Information Agent and forming part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgement from you that you have received the Offer Documents and agree to be bound by the terms of the Letter of Transmittal, that we may enforce such agreement against you, and that you have agreed to consent to the Proposed Amendments.

If a Holder transmits its acceptance through ATOP, delivery of such tendered Old Notes must be made to the Exchange and Information Agent (either physically or pursuant to the book-entry delivery procedures set forth herein).  Unless such Holder delivers (either physically or by book-entry delivery) the Old Notes being tendered to the Exchange and Information Agent, we may, at our option, treat such tender as defective for purposes of delivery of Consents, acceptance for exchange and the right to receive the Exchange Consideration and, if applicable, the Early Exchange Premium.  Delivery of documents to DTC (physically or by electronic means) does not constitute delivery to the Exchange and Information Agent.  If you desire to tender your Old Notes on the day on which the Early Exchange Date or the Expiration Date occurs, you must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such date.

There are no guaranteed delivery procedures provided for by us in conjunction with the Exchange Offers or under any of the Offer Documents.  Holders must timely tender their Old Notes in accordance with the procedures set forth in the Offer Documents.

Effect of Letter of Transmittal or Agent’s Message

Subject to and effective upon the acceptance for exchange of and exchange of Old Notes tendered thereby, by executing and delivering a Letter of Transmittal or causing an Agent’s Message to be delivered to the Exchange and Information Agent through ATOP, you (or you will be deemed to)

(1)
sell, assign and transfer to or upon the order of us all right, title and interest in and to all the Old Notes tendered thereby upon the terms and subject to the conditions of the Exchange Offers and Consent Solicitations,

(2)	acknowledge, represent, warrant and agree that

(a)	you have received this Offering Memorandum and the Letter of Transmittal,

(b)
CCEP’s acceptance for purchase of Old Notes tendered pursuant to any of the procedures described in this Offering Memorandum will constitute a binding agreement under the law of the State of New York between you and CCEP enforceable in accordance with the terms and subject to the conditions of the Exchange Offers and the Consent Solicitations,

(c)
the Old Notes will, on the Settlement Date, be transferred by you to CCEP in accordance with the terms of the Exchange Offers, and CCEP will acquire good, marketable and unencumbered title thereto, with full title guarantee free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer of the Old Notes, and not subject to any adverse claim or right, and together with all rights attached thereto,

(d)
you will not sell, pledge, hypothecate or otherwise encumber or transfer Old Notes tendered thereby from the date of the Letter of Transmittal or the Agent’s Message, as applicable, and any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect,

(e)
you have the full power and authority to make the representations, warranties and agreements in this Offering Memorandum and the Letter of Transmittal and to tender, exchange, assign and transfer the tendered Old Notes, and to acquire New Notes issuable upon the exchange of such tendered Old Notes and deliver the related Consents,

(f)
all authority conferred or agreed to be conferred in connection with your tender of the Old Notes and delivery of the Consents and every other obligation in connection therewith shall be binding upon your successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives and shall not be affected by, and shall survive, your death or incapacity,

(g)
you will indemnify CCEP, CCEP US, the Financial Advisors, the Exchange and Information Agent and the Trustee against all and any losses, costs, claims, liabilities, expenses, charges, actions or demands which any of them may incur or which may be made against any of them as a result of your breach of any of the terms of, or any of the acknowledgements, representations, warranties and/or undertakings given pursuant to, the tenders in the Exchange Offers and Consent Solicitations and

(h)
you will, upon request, execute and deliver any documents deemed by the Exchange and Information Agent or CCEP to be reasonably necessary or desirable to complete the exchange, assignment and transfer of Old Notes tendered,

(3)
waive any and all other rights with respect to the Old Notes tendered pursuant to the Exchange Offers (including your waiver of any existing or past defaults and their consequences in respect of the Old Notes or the Old Notes Indenture),

(4)
release and discharge CCEP US and CCEP from any and all claims you may have now, or may have in the future, arising out of, or related to, the Old Notes tendered pursuant to the Exchange Offers, including any claims that you are entitled to receive additional principal or interest payments with respect to the Old Notes or to participate in any redemption or defeasance of the Old Notes, and

(5)
appoint the Exchange and Information Agent as your true and lawful agent and attorney-in-fact (with full knowledge that the Exchange and Information Agent also acts as our agent) with respect to the tendered Old Notes, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to:

•
deliver certificates representing the Old Notes, or transfer ownership of the Old Notes on the account books maintained by DTC, together with all accompanying evidences of transfer and authenticity, to or upon our order;

•	present the Old Notes for transfer on the relevant security register; and

•
receive for the account of CCEP all benefits and otherwise exercise all rights of beneficial ownership of the Old Notes (except that the Exchange and Information Agent will have no rights to or control over our funds, except as our agent for the Exchange Consideration and any Early Exchange Premium for any tendered Old Notes that are exchanged by us), all in accordance with the terms of the Exchange Offers and the Consent Solicitation.

Execution and delivery of a Letter of Transmittal at or prior to the Expiration Date will be deemed to automatically constitute a Consent to the Proposed Amendments.

Signature Guarantees

Signatures on all Letters of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (a “Medallion Signature Guarantor”), unless the Old Notes tendered thereby are tendered (i) by a Holder of Old Notes (or by a participant in DTC whose name appears on a security position listing as the owner of such Old Notes) who has not completed either the box entitled “Special Delivery Instructions” or “Special Payment or Issuance Instructions” on the Letter of Transmittal or (ii) for the account of a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an “Eligible Institution”).  If the Old Notes are registered in the name of a person other than the signer of the Letter of Transmittal or if Old Notes not accepted for exchange or not tendered are to be returned to a person other than the Holder, then the signatures on the Letters of Transmittal accompanying the tendered Old Notes must be guaranteed by a Medallion Signature Guarantor as described above.

Determination of Validity

All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Notes and deliveries of Consents pursuant to any of the procedures described above, and the form and validity (including time of receipt of notices of withdrawal and revocation) of all documents will be determined by us in our sole discretion, which determination will be final and binding (subject, with respect to a Consent and revocation, to any power vested in the Trustee).  We reserve the absolute right to reject any or all tenders of any Old Notes or deliveries of Consents determined by us not to be in proper form, or if the acceptance of or exchange of such Old Notes or Consents may, in the opinion of our counsel, be unlawful.  We also reserve the right to waive any conditions to the Exchange Offers and the Consent Solicitations that we are legally permitted to waive.

A defective tender of Old Notes or a defective delivery of Consents (which defect is not waived by us) will not constitute valid delivery of a Consent to the Proposed Amendments, will not be counted for purposes of determining whether the Requisite Consents have been obtained and will not entitle the Holder thereof to the Exchange Consideration or the Early Exchange Premium unless the relevant defect is waived by us.

Your tender will not be deemed to have been validly made until all defects or irregularities in your tender have been cured or waived.  Neither we, CCEP US, the Exchange and Information Agent nor any other person or entity is under any duty to give notification of any defects or irregularities in any tender or withdrawal of any Old Notes, or any delivery or revocation of Consents, or will incur any liability for failure to give any such notification.

The method of delivery of Old Notes and Consents, including delivery through DTC and any acceptance of an Agent’s Message transmitted through ATOP , is at the election and risk of the person tendering Old Notes and delivering Consents and delivery will be deemed made only when actually received by the Exchange and Information Agent.

Please send all materials to the Exchange and Information Agent and not to us or the Trustee.

Extension, Termination or Amendment of the Exchange Offers and the Consent Solicitations

During any extension of the Exchange Offers, all Old Notes previously tendered and not accepted for exchange will remain subject to the Exchange Offers and may, subject to the terms and conditions of the Exchange Offers, be accepted for exchange by us unless, if the Withdrawal Deadline has not yet then occurred, validly withdrawn at or prior to the Withdrawal Deadline.  Any such valid withdrawal will automatically constitute the concurrent valid revocation of the related Consent.  During any extension of the Consent Solicitation, all Consents to the Proposed Amendments validly delivered to the Exchange and Information Agent will remain effective unless, if the Withdrawal Deadline has not yet then occurred, validly revoked at or prior to the Withdrawal Deadline.  Any such valid revocation will automatically constitute the concurrent valid withdrawal of the related Old Notes.

Any waiver, amendment or modification of the Exchange Offers or the Consent Solicitations will apply to all Old Notes tendered pursuant to the Exchange Offers.  If we make a change we determine to be material in any terms of the Exchange Offers or the Consent Solicitations or the information concerning the Exchange Offers or the Consent Solicitations, we will give oral (to be confirmed in writing) or written notice of such change to the Exchange and Information Agent and the Trustee and will disseminate additional Offer Documents and extend the Exchange Offers or, if applicable, the Consent Solicitations, to the extent required by law and as we determine necessary.  An extension of the Early Exchange Date or Expiration Date will not affect a Holder’s then existing withdrawal or revocation rights, unless required by law.

Notwithstanding any other provisions of the Exchange Offers and the Consent Solicitations, we will not be required to accept for exchange or to exchange Old Notes validly tendered (and not validly withdrawn) pursuant to the Exchange Offers, and may terminate, amend or extend the Exchange Offers or the Consent Solicitations or delay or refrain from accepting for exchange, or exchanging, the Old Notes or transferring any Exchange Consideration or Early Exchange Premium or from delivering Consents to the Trustee, if any of the conditions set forth under “Conditions of the Exchange Offers and the Consent Solicitations” are not satisfied.

Subject to the applicable regulations of the SEC, we expressly reserve the right, in our sole discretion, at any time and from time to time, and regardless of whether any events preventing satisfaction of the conditions to the Exchange Offers shall have occurred or shall have been determined by us to have occurred, to extend the period during which the Exchange Offers are open by giving oral or written notice of such extension to the Exchange and Information Agent and the Trustee and by making public disclosure by press release or other appropriate means of such extension to the extent required by law.

There can be no assurance that we will exercise our right to extend, terminate or amend the Exchange Offers and Consent Solicitations.  In addition, we may waive conditions without extending the Exchange Offers and Consent Solicitations in accordance with applicable law.

Withdrawal of Tenders and Revocation of Consents

Consents may be revoked at any time at or prior to the Withdrawal Deadline.  Old Notes tendered and not validly withdrawn at or prior to the Withdrawal Deadline may not be withdrawn at any time thereafter, and Old Notes tendered after the Withdrawal Deadline may not be withdrawn at any time, unless the Exchange Offers are terminated without any Old Notes being exchanged or as required by law.  If such a termination occurs, the Old Notes will be returned to the tendering Holder as promptly as practicable.

Subject to applicable regulations of the SEC, if, for any reason whatsoever, acceptance for exchange of or exchange of any Old Notes tendered pursuant to the Exchange Offers is delayed (whether before or after our acceptance for exchange of Old Notes) or we extend the Exchange Offers or are unable to accept for exchange or exchange the Old Notes tendered pursuant to the Exchange Offers, we may instruct the Exchange and Information Agent to retain tendered Old Notes, and those Old Notes may not be withdrawn, except to the extent that you are entitled to the withdrawal rights set forth herein.

If you have tendered Old Notes and delivered a Consent to the Proposed Amendments, you may withdraw those Old Notes and concurrently revoke those Consents at or prior to the Withdrawal Deadline by delivering a written notice of withdrawal or revocation subject to the limitations described herein.  To be effective, a written or facsimile transmission notice of withdrawal of a tender or notice of revocation of a Consent to the Proposed Amendments or a properly transmitted “Request Message” through DTC’s ATOP system must:

•	be received by the Exchange and Information Agent at the address specified on the back cover of this Offering Memorandum at or prior to the Withdrawal Deadline;

•	specify the name of the Holder of the Old Notes to be withdrawn or to which the notice of revocation relates;

•
contain the description of the Old Notes to be withdrawn or to which the notice of revocation relates, the certificate numbers shown on the particular certificates representing such Old Notes (or, in the case of Old Notes tendered by book-entry transfer, the number of the account at DTC from which the Old Notes were tendered and the name and number of the account at DTC to be credited with the Old Notes withdrawn) and the aggregate principal amount represented by such Old Notes; and

•
be signed by the Holder of the Old Notes in the same manner as the original signature on the Letter of Transmittal or be accompanied by documents of transfer sufficient to have the Trustee register the transfer of the Old Notes into the name of the person withdrawing the Old Notes or revoking a Consent.

If the Old Notes to be withdrawn have been delivered or otherwise identified to the Exchange and Information Agent, a signed notice of withdrawal is effective immediately upon receipt by the Exchange and Information Agent of written or facsimile transmission of the notice of withdrawal (or receipt of a Request Message) even if physical release is not yet effected.  A withdrawal of Old Notes or a revocation of a Consent can only be accomplished in accordance with the foregoing procedures.

A valid withdrawal of Old Notes at or prior to the Withdrawal Deadline will automatically constitute the concurrent valid revocation of the related Consent.  A valid revocation of a Consent at or prior to the Withdrawal Deadline will automatically constitute the concurrent valid withdrawal of the related Old Notes.

Prior to the delivery by the Exchange and Information Agent of Consents to the Trustee, we intend to consult with the Exchange and Information Agent to determine whether the Exchange and Information Agent has received any revocations of Consents, whether such revocations are valid and whether we have received the Requisite Consents to effect the Supplemental Indenture.  We reserve the right to contest the validity of any revocations.  A purported notice of revocation that is not received by the Exchange and Information Agent at or prior to the Withdrawal Deadline will not be effective to revoke a Consent previously given.  Any Old Notes that have been tendered but are not exchanged will be returned to you without cost to you as soon as practicable following the Expiration Date.

If you validly withdraw Old Notes, you will have the right to re-tender them at or prior to the Expiration Date in accordance with the procedures described above for tendering outstanding Old Notes.

If the Company amends or modifies the terms of the Exchange Offers or the Consent Solicitations or the information concerning the Exchange Offers or the Consent Solicitations in a manner determined by the Company to constitute a material change to the Holders, the Company will disseminate additional Offer Documents and extend the Exchange Offers or, if applicable, the Consent Solicitations, to the extent required by law and as the Company determines necessary.  An extension of the Early Exchange Date or Expiration Date will not affect a Holder’s then existing withdrawal or revocation rights, unless required by law.

CONDITIONS OF THE EXCHANGE OFFERS AND THE CONSENT SOLICITATIONS

Notwithstanding any other provisions of the Exchange Offers and the Consent Solicitations, we will not be required to accept for exchange or to exchange Old Notes validly tendered (and not validly withdrawn) pursuant to the Exchange Offers, and may terminate, amend or extend the Exchange Offers or the Consent Solicitations or delay or refrain from accepting for exchange, or exchanging, the Old Notes or transferring any Exchange Consideration or Early Exchange Premium or from delivering Consents to the Trustee, if any of the following shall occur:

•
the New Notes Indenture has not been duly qualified pursuant to the provisions of Trust Indenture Act of 1939, as amended, and the regulations promulgated thereunder (such qualification, the “New Notes Indenture Qualification Condition”);

•
the Trustee shall have objected in any respect to or taken action that could, in our sole judgment, adversely affect the consummation of the Exchange Offers or the Consent Solicitations or shall have taken any action that challenges the validity or effectiveness of the procedures used by us in the making of any offer or the acceptance of, or payment for, some or all of the Old Notes pursuant to any Exchange Offer or Consent Solicitation (the “Objection Condition”);

•
any order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, issued, promulgated or enforced by any court, tribunal or governmental authority, domestic or foreign, that prohibits or materially restricts the consummation of the Exchange Offers or the Consent Solicitations;

•
(i) there shall be instituted or pending any action, proceeding, application, claim or counterclaim by any government or governmental authority or agency, domestic or foreign, or by any other person, domestic or foreign, before any court or governmental regulatory or administrative agency, authority or tribunal, domestic or foreign or (ii) an order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality, in either case that, in our sole judgment, would:

(1)	prohibit, or make illegal the execution and delivery, the validity or the effectiveness (or operativeness) the New Notes Indenture or the New Notes,

(2)
be materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of us, CCEP US and any of our respective subsidiaries, taken as a whole, or

(3)
make the solicitation of Consents or the acceptance for exchange of, or exchange of, some or all of the Old Notes representing a majority in aggregate principal amount of the Old Notes outstanding pursuant to the Exchange Offers illegal, or result in a material delay in our ability to obtain from the Holders of a majority in aggregate principal amount of the Old Notes outstanding or to deliver to the Trustee valid and effective Consents or to accept for exchange or exchange such amount of the Old Notes;

•
there exists, in our sole judgment, any actual or threatened legal impediment to the acceptance for exchange of, or exchange of, a majority in aggregate principal amount of the Old Notes outstanding or to the scope, validity or effectiveness of the Consents solicited hereby;

•
there shall have occurred or be likely to occur any event affecting our business or financial affairs that, in our sole judgment, would prevent or materially restrict or delay consummation of the Exchange Offers or the Consent Solicitations or the realization of the benefits contemplated thereby; or

•
there has occurred (a) any general suspension of, or limitation on prices for, trading in securities in the United States securities or financial markets (whether or not mandatory), (b) any significant adverse change in the price of the Old Notes in the United States or other major securities or financial markets, (c) a material impairment in the trading market for securities generally, (d) a declaration of a banking moratorium or any suspension of payments with respect to banks in the United States or other major financial markets (whether or not mandatory), (e) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that, in our sole judgment, might affect the extension of credit by banks or other lending institutions, (f) a commencement of a war, armed hostilities, terrorist acts or other national or international calamity directly or indirectly involving the United States or the United Kingdom, (g) any significant adverse change in the United States securities or financial markets generally, (h) in the case of any of the foregoing existing on the date hereof, in our sole judgment, a material acceleration or worsening thereof or (i) any other change or development, including a prospective change or development, in general economic, financial, monetary or market conditions that, in our sole judgment, has or may have a material adverse effect on the market price or trading of any of the Old Notes or upon the value of any of the Old Notes to us.

In addition, our obligation to transfer any Exchange Consideration or Early Exchange Premium is conditioned upon our acceptance of Old Notes for exchange pursuant to the Exchange Offers.

Each of the foregoing conditions, with the exception of the New Notes Indenture Qualification Condition and the Objection Condition, are referred to collectively herein as the General Conditions.

The Exchange Offers are not conditioned on any minimum aggregate principal amount of Old Notes being tendered for exchange.

These conditions are for our benefit and may be asserted by us or may be waived by us, including any action or inaction by us giving rise to any condition, or may be waived by us, in whole or in part, at any time and from time to time, in our discretion.  If any of these events occurs, subject to the termination rights described above, we may (i) return tendered Old Notes to you, (ii) extend the Exchange Offers and the Consent Solicitations and retain all tendered Old Notes until the expiration of the extended Exchange Offers and Consent Solicitations, or (iii) amend the Exchange Offers and the Consent Solicitations in any respect by giving oral or written notice of such amendment to the Exchange and Information Agent and the Trustee and making public disclosure of such amendment to the extent required by law and as we determine necessary.

We have not made a decision as to what circumstances would lead us to waive any such condition, and any such waiver would depend on circumstances prevailing at the time of such waiver.  Although we have no present plans or arrangements to do so, we reserve the right to amend, at any time, the terms of the Exchange Offers or the Consent Solicitations.

We will give Holders notice of such amendments to the extent required by law and as we determine necessary.

Notwithstanding any of the foregoing, if we (i) accept for exchange Old Notes validly tendered (and not validly withdrawn) and (ii) accept any Consent validly delivered (and not validly revoked), then, to the extent required to comply with applicable law, we will waive any conditions for Old Notes tendered or Consents delivered at or prior to the Expiration Date other than valid tender or consent.

DESCRIPTION OF THE PROPOSED AMENDMENTS

Set forth below is a brief description of the Proposed Amendments.  The following is qualified in its entirety by reference to the proposed form of Supplemental Indenture.  A copy of the form of the Supplemental Indenture (which may be modified or supplemented prior to the execution thereof in a manner that would not require additional consents under the Old Notes Indenture) will be provided upon request to the Exchange and Information Agent.

Only Holders may consent to the Proposed Amendments.  Under the terms of the Old Notes Indenture, to be effective, the Proposed Amendments require the written consent from Holders of at least a majority in aggregate principal amount of the Old Notes outstanding and not owned by CCEP US, CCEP or any affiliate of CCEP US.

Regardless of whether the Proposed Amendments become operative, Old Notes that are not exchanged will continue to be outstanding in accordance with all other terms of the Old Notes and the Old Notes Indenture.  The changes included in the Proposed Amendments will not alter CCEP US’ obligation to pay the principal or interest on the Old Notes or alter the stated interest rate, interest payment dates or maturity date of the Old Notes.  The Supplemental Indenture will not change the guarantor of the Old Notes that are not exchanged.  The statements in “—The Proposed Amendments” below are subject to, and qualified in their entirety by reference to, the applicable provisions of the Old Notes Indenture.  Capitalized terms used in this section without definition have the respective meanings assigned to them in the Old Notes Indenture.

Assuming that we receive the Requisite Consents to the Proposed Amendments, that the Supplemental Indenture embodying the Proposed Amendments is executed and that the Proposed Amendments become effective and operative, CCEP US will not be subject to many of the restrictive covenants currently in the Old Notes Indenture.

The Proposed Amendments

The Proposed Amendments constitute a single proposal and tendering and consenting Holders must consent to the Proposed Amendments as an entirety and may not consent selectively with respect to the Proposed Amendments.  The Proposed Amendments include the following (together, the “Proposed Amendments”):

Proposed Amendments.  Amendments to eliminate the following covenants from the Old Notes Indenture:

•	the covenant entitled “Consolidation, Merger, Conveyance, Transfer or Lease” (Article Eight);

•	the covenant entitled “Restrictions on Liens” (Section 1006);

•	the covenant entitled “Restrictions on Sale and Leaseback Transactions” (Section 1007); and

•	the covenant entitled “Further Instruments and Acts” (Section 1008).

Other Changes.  The Proposed Amendments would also make certain other changes in the Old Notes Indenture and the Old Notes of a technical or conforming nature, including the deletion of those definitions from the Old Notes Indenture and the Old Notes that are used only in provisions that would be eliminated as a result of the elimination or modification of the foregoing provisions.  Cross-references to the provisions in the Old Notes Indenture and the Old Notes that have been deleted as a result of the Proposed Amendments will be revised to reflect such deletions.

Consequences to Non-Consenting Holders

If the Requisite Consents are obtained and the Supplemental Indenture becomes effective, non-consenting Holders will be bound by the Supplemental Indenture, and by the Proposed Amendments once they become operative.  The Supplemental Indenture will become effective upon execution, but the Proposed Amendments will not become operative until CCEP notifies the Exchange and Information Agent of its acceptance of the tendered Old Notes for exchange pursuant to the Exchange Offers.  However, if the Exchange Offers are not consummated, the related Consent Solicitation is terminated or withdrawn and the Settlement Date does not occur, the Proposed Amendments will not become operative or otherwise affect the Old Notes or the Holders and there will be no change to the Old Notes Indenture.

DESCRIPTION OF THE NEW NOTES

Each of the New 3.500% Notes, the New 3.250% Notes and the New 4.500% Notes will constitute a separate series of New Notes and will be issued under an indenture (the “New Notes Indenture”) to be entered into among CCEP, CCEP US and Deutsche Bank Trust Company Americas, as trustee (the “New Notes Trustee”).  The following are summaries of certain provisions of the New Notes Indenture and do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the New Notes Indenture.  We urge you to read the New Notes Indenture because it, and not this description, defines your rights as a holder of New Notes.  For example, in this section, we use capitalized words to signify terms that are specifically defined in the New Notes Indenture.  Some of the definitions are repeated in this Offering Memorandum, but for the rest you will need to read the New Notes Indenture.  See “Where You Can Find More Information” for information on how to locate the New Notes Indenture.

An indenture is a contract between CCEP, CCEP US and a financial institution acting as trustee on your behalf.  The trustee has two main roles.  First, the trustee can enforce your rights against us if we default.  There are some limitations on the extent to which the trustee acts on your behalf, described under “Events of Default.” Second, the trustee performs certain administrative duties for us.

The New Notes Indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended.  The terms the “Company,” “we,” “our” and “us,” when used to refer to the issuer of the New Notes, means CCEP.  As used in this “Description of the New Notes,” the term “debt securities” means all debt securities, including the New Notes, issued under the New Notes Indenture.

General

The New 3.500% Notes will mature on September 15, 2020, the New 4.500% Notes will mature on September 1, 2021 and the New 3.250% Notes will mature on August 19, 2021, unless redeemed in whole as described below under “—Optional Redemption” or “—Redemption upon Changes in Withholding Taxes.”

The New Notes will be issued in book-entry only form through the facilities of DTC in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof.  The New Notes Indenture does not limit the amount of debt securities that may be issued thereunder from time to time, and we have the ability to issue notes under the New Notes Indenture with terms different from those of the New Notes.  We may, without notice to or consent of the holders or beneficial owners of the New Notes, issue in a separate offering additional notes having the same ranking, interest rate, maturity and other terms (except for the issue date and public offering price) as any series of the New Notes.  Each series of the New Notes and any such additional notes of such series will constitute a single series under the New Notes Indenture.

The New Notes will constitute part of our unsecured and unsubordinated obligations and will rank equally in right of payment to all of our other unsecured senior obligations from time to time outstanding.  Our rights and the rights of our creditors, including holders of New Notes, to participate in the distribution of assets of any of our subsidiaries upon such subsidiary’s liquidation or recapitalization, or otherwise, will be subject to the prior claims of such subsidiary’s preferred equity holders and creditors, except to the extent that our subsidiaries guarantee the New Notes or we may ourselves be a creditor with recognized claims against such subsidiary.

The terms applicable to the New Notes will be substantially similar to the Old Notes except that (i) the New Notes will be obligations of CCEP and guaranteed by CCEP US rather than obligations of CCEP US and guaranteed by CCEP, as the Old Notes are, (ii) there will be no special mandatory redemption provisions in respect of the New 3.500% Notes, (iii) in addition to the United States, the merger covenant of the New Notes will allow successors to CCEP in the United Kingdom, any member state of the European Union, Canada or any province of Canada, Norway or Switzerland, (iv) the definition of GAAP will be changed to International Financial Reporting Standards as issued by the International Accounting Standards Board, (v) the New 3.500% Notes will have technical updates in the definition of “Comparable Treasury Price” to match the corresponding definition for the other series of New Notes, (vi) the New Notes will contain provisions regarding the payment of additional amounts under certain circumstances in connection with deductions for specified present or future taxes, assessments or governmental charges and (vii) the New Notes will contain provisions providing for the redemption of one or more series of the New Notes at the option of CCEP, as a whole but not in part, upon the occurrence of certain changes affecting taxation.

We intend to make an application following consummation of the Exchange Offers for the New Notes to be listed and admitted to trading on the Global Exchange Market of the Irish Stock Exchange plc.  We can provide no assurance that this application will be accepted.

For purposes of this Offering Memorandum, any reference to the payment of principal of or premium or interest, if any, on the New Notes will include additional amounts.

The New Notes Indenture does not contain any provisions that give you protection in the event we issue a large amount of debt, we repurchase a significant amount of equity or effect a recapitalization, or we are acquired by another entity.

The New Notes will be denominated in U.S. dollars and all payments on the New Notes will be made in U.S. dollars.

As used in this “Description of the New Notes,” “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

Interest and Interest Rates

 The New 3.500% Notes will bear interest at the rate of 3.500% per year, the New 4.500% Notes will bear interest at the rate of 4.500% per year and the New 3.250% Notes will bear interest at the rate of 3.250% per year, in each case from the Settlement Date of the Exchange Offers.  Interest on the New Notes will be payable semi-annually in arrears on each March 15 and September 15, in the case of the New 3.500% Notes, each March 1 and September 1, in the case of the New 4.500% Notes, and each February 19 and August 19, in the case of the New 3.250% Notes (each such day with respect to each series of New Notes, an “interest payment date”), beginning September 15, 2018, in the case of the New 3.500% Notes, September 1, 2018, in the case of the New 4.500% Notes, and August 19, 2018, in the case of the New 3.250% Notes, to the persons in whose names the New Notes are registered at the close of business on the 15th calendar day (whether or not a Business Day) preceding the respective interest payment date (the “regular record date”).  Interest on the New Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Interest on the New Notes other than in global form will be paid by check mailed on an interest payment date to the persons entitled thereto to the addresses of such holders as they appear in the security register or, at our option, by wire transfer to a bank account maintained by the holder.  The principal of, and premium, if any, and, if other than an interest payment date, interest on New Notes, together with interest accrued and unpaid thereon, due on the respective maturity date of such New Notes will be paid in immediately available funds upon surrender of such New Notes at the corporate trust office of the New Notes Trustee in The City of New York, or, at our option, by wire transfer of immediately available funds to an account with a bank designated at least 15 calendar days prior to the applicable maturity date by the applicable registered holder, provided the particular bank has appropriate facilities to receive these payments and the particular New Note is presented and surrendered at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York, in time for the New Notes Trustee to make these payments in accordance with its normal procedures.

If the stated maturity date, any redemption date or any repayment date (together referred to as the “Maturity Date”) or an interest payment date for any New Note is not a Business Day, principal of, and premium, if any, and interest on that New Note will be paid on the next Business Day, and no interest will accrue from and after the Maturity Date or interest payment date.

Each interest payment on a New Note will include interest accrued from, and including, the issue date or the last interest payment date, as the case may be, to but excluding the applicable interest payment date or the Maturity Date, as the case may be.

Note Guarantee

Our obligations under the New Notes will be fully and unconditionally guaranteed on an unsubordinated unsecured basis by CCEP US (the “Guarantor”) pursuant to a guarantee to be dated the date of issuance of the New Notes.  The Guarantor’s guarantee of the New Notes is referred to in this Offering Memorandum as the “note guarantee.” The note guarantee will rank equally in right of payment with all existing and future liabilities of the Guarantor that are not subordinated.  The note guarantee will effectively rank junior to any secured indebtedness of the Guarantor to the extent of the value of the assets securing such indebtedness.  Under the terms of the note guarantee, holders of the New Notes will not be required to exercise their remedies against us before they proceed directly against the Guarantor.

The Guarantor will be released and relieved from all its obligations under its note guarantee in the following circumstances, each of which is permitted by the note guarantee and the New Notes Indenture:

•
upon any sale, exchange or transfer of all of our capital stock in the Guarantor (other than to an affiliate of us), which transaction is otherwise in compliance with the New Notes Indenture and the New Notes;

•	upon any consolidation or merger of the Guarantor with or into us, which transaction is otherwise in compliance with the New Notes Indenture and the New Notes; or

•	upon the redemption, defeasance, retirement or any other discharge in full of the CCEP US Notes.

Once released in accordance with its terms, the note guarantee will not be required to be reinstated for any reason.  At our written instruction, the New Notes Trustee will execute and deliver any documents, instructions or instruments evidencing the release of the note guarantee.

As used herein, the term “CCEP US Notes” means together the up to $525,000,000 aggregate principal amount of Old 3.500% Notes, the up to $250,000,000 aggregate principal amount of Old 3.250% Notes, the up to $300,000,000 aggregate principal amount of Old 4.500% Notes, the €350,000,000 aggregate principal amount of 2.000% Notes due 2019, the €350,000,000 aggregate principal amount of 2.375% Notes due 2025, the €350,000,000 aggregate principal amount of 2.625% Notes due 2023, the €250,000,000 aggregate principal amount of 2.750% Notes due 2026 and the €500,000,000 aggregate principal amount of 1.875% Notes due 2030, in each case issued by CCEP US (as successor by merger to Coca-Cola Enterprises, Inc.).

The obligations of the Guarantor under its note guarantee will be limited to the maximum amount that, after giving effect to all other contingent and fixed liabilities of the Guarantor, would cause the note guarantee of the Guarantor not to constitute a fraudulent conveyance or fraudulent transfer under any applicable law; provided, however, there is some doubt as to whether this limitation will be effective to prevent the note guarantee from constituting a fraudulent conveyance.

The note guarantee will be an unsubordinated unsecured obligation of the Guarantor, effectively subordinated to any secured indebtedness of the Guarantor to the extent of the value of the assets securing such indebtedness, structurally subordinated to any indebtedness of any subsidiaries of the Guarantor that do not guarantee the New Notes, pari passu with the Guarantor’s existing and future senior unsecured indebtedness, and senior in right of payment to the Guarantor’s existing and future subordinated indebtedness.

Optional Redemption

At any time in whole, or from time to time in part, with respect to the New 3.500% Notes, at any time in whole, or from time to time in part, prior to June 1, 2021 with respect to the New 4.500% Notes, and at any time in whole, or from time to time in part, prior to May 19, 2021 with respect to the New 3.250% Notes, we have the option to redeem all or a portion of the New Notes on no less than 30 nor more than 60 days’ notice sent to holders thereof, at a redemption price equal to the greater of (a) 100% of the principal amount of the New Notes to be redeemed and (b) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 0.200% (20 basis points) in the case of the New 3.500% Notes, 0.200% (20 basis points) in the case of the New 3.250% Notes and 0.150% (15 basis points) in the case of the New 4.500% Notes, plus, in each case, accrued and unpaid interest, if any, on the principal amount being redeemed to, but excluding, the redemption date.

At any time in whole, or from time to time in part, on or after June 1, 2021 (three months prior to the maturity date) with respect to the New 4.500% Notes and at any time in whole, or from time to time in part, on or after May 19, 2021 (three months prior to the maturity date) with respect to the New 3.250% Notes, the New 4.500% Notes and/or the New 3.250% Notes will be redeemable as a whole or in part, at our option, at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed plus accrued and unpaid interest on the New Notes to be redeemed to the date of redemption.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity (computed as of the second business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the New Notes to be redeemed.

“Independent Investment Banker” means any of the Reference Treasury Dealers appointed by us.

“Comparable Treasury Price” means, with respect to any redemption date, (a) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the weekly Federal Reserve Statistical Release designated “H.15 (519)” (or any successor release) published by the Board of Governors of the Federal Reserve System or (b) if such release (or any successor release) is not published or does not contain such prices on such business day, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if fewer than five such Reference Treasury Dealer Quotations are obtained, the average of all such Quotations.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third business day preceding such redemption date.

“Reference Treasury Dealer” means, with respect to the New 3.500% Notes, each of Banc of America Securities LLC, Barclays Capital Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., HSBC Securities (USA) Inc. and RBS Securities Inc. and their respective successors, with respect to the New 4.500% Notes, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors, and with respect to the New 3.250% Notes, each of Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and their respective successors, and in each case any other nationally recognized investment banking firm that is a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”) appointed from time to time by us; provided that if any of the foregoing shall cease to be a Primary Treasury Dealer, we shall substitute for such entity another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Remaining Scheduled Payments” means, with respect to each New Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such New Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to, but excluding, such redemption date.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the New Notes called for redemption.  On or before any redemption date, we shall deposit with a paying agent (or the New Notes Trustee) money sufficient to pay the redemption price of and accrued interest on the New Notes to be redeemed on such date.

If less than all of the New Notes of any series are to be redeemed at any time, the New Notes Trustee will select New Notes of such series to be redeemed on a pro rata basis or by any other method the trustee deems fair and appropriate.

We may at any time purchase New Notes at any price in the open market or otherwise, subject to applicable law.  We may hold, resell or surrender for cancellation any New Notes that we purchase.

Redemption upon Changes in Withholding Taxes

If (a) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of any Tax Jurisdiction (as defined below under the heading “—Payment of Additional Amounts”), or any change in, or amendment to, official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this Offering Memorandum, a Tax Event occurs, or (b) any act is taken by a taxing authority of any Tax Jurisdiction on or after the date of this Offering Memorandum, whether or not such act is taken with respect to us or any affiliate, that results in a substantial probability that a Tax Event will or may occur, then we may, at our option, redeem one or more series of the New Notes, as a whole but not in part, upon not less than 35 days’ nor more than 60 days’ notice, at 100% of their principal amount, together with interest accrued thereon to the relevant date fixed for redemption; provided that we determine, in our business judgment, that the Tax Event cannot be avoided by the use of reasonable measures available to us, not including substitution of the obligor under the New Notes.  No redemption pursuant to (b) above may be made unless we shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the relevant Tax Jurisdiction results in a substantial probability that a Tax Event will or may occur and we shall have delivered to the New Notes Trustee a certificate, signed by a duly authorized officer, stating that based on such opinion we are entitled to redeem the New Notes pursuant to their terms.

For the purposes hereof “Tax Event” shall mean:

(i)          in the case of CCEP or the Guarantor, as the case may be, CCEP or the Guarantor has, or would, on the next date on which any amount would be payable with respect to such New Notes, become obligated to pay to the holder or beneficial owner of any New Note any additional amounts as described under the heading “—Payment of Additional Amounts”; and

(ii)          in the case of the Guarantor, (x) the Guarantor would be unable, for reasons outside its control, to procure payment by CCEP with respect to the New Notes or (y) the procuring of such payment by CCEP would be subject to withholding taxes imposed by any Tax Jurisdiction.

Material Covenants

Consolidation, Merger, Sale or Conveyance.  The New Notes Indenture provides that CCEP may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any entity, unless:

•
the successor or transferee entity, if other than CCEP, is a corporation organized and existing under the laws of the United States, any state thereof, the District of Columbia, the United Kingdom, any member state of the European Union, Canada or any province of Canada, Norway or Switzerland and expressly assumes by a supplemental indenture executed and delivered to the New Notes Trustee, in form reasonably satisfactory to the New Notes Trustee, the due and punctual payment of the principal of, any premium on and any interest on, all the outstanding debt securities of CCEP and the performance of every covenant and obligation in the New Notes Indenture to be performed or observed by CCEP;

•
immediately after giving effect to the transaction, no Event of Default, as defined in the New Notes Indenture, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

•
CCEP has delivered to the New Notes Trustee an officers’ certificate and an opinion of counsel, each in the form required by the New Notes Indenture and stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the foregoing provisions relating to such transaction.

In case of any such consolidation, merger, conveyance or transfer, the successor entity will succeed to and be substituted for CCEP as obligor on the New Notes with the same effect as if it had been named in the New Notes Indenture as CCEP.  For purposes of the foregoing, entirety or substantially as an entirety means any conveyance, transfer, lease or sale of property or assets representing more than 75% of CCEP’s total assets or revenues, determined on a consolidated basis as of the date of the last audit after giving pro forma effect to the conveyance, transfer, lease or sale.

Restrictions on Liens.  CCEP will not, and will not permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any indebtedness for money borrowed secured by a Mortgage (“Secured Debt”) upon any Operating Property or any shares of stock or indebtedness for borrowed money of any Restricted Subsidiary, whether owned at the date of the New Notes Indenture or thereafter acquired, without effectively providing concurrently that the debt securities of each series then outstanding under the New Notes Indenture are secured equally and ratably with or, at our option, prior to such Secured Debt so long as such Secured Debt shall be so secured.

The foregoing restriction shall not apply to, and there shall be excluded from Secured Debt in any computation under such restriction, Secured Debt secured by:

(1)          Mortgages on any property, shares of stock or indebtedness for borrowed money of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

(2)          Mortgages on property or shares of stock existing at the time of acquisition of such property or stock by CCEP or a Restricted Subsidiary or existing as of September 14, 2010;

(3)          Mortgages to secure the payment of all or any part of the price of acquisition, construction or improvement of such property or stock by CCEP or a Restricted Subsidiary, or to secure any Secured Debt incurred by CCEP or a Restricted Subsidiary, prior to, at the time of, or within 360 days after, the later of the acquisition or completion of construction (including any improvements on an existing property), which Secured Debt is incurred for the purpose of financing all or any part of the purchase price thereof or construction of improvements thereon; provided, however, that, in the case of any such acquisition, construction or improvement, the Mortgage shall not apply to any property theretofore owned by CCEP or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any theretofore substantially unimproved real property on which the property or improvement so constructed is located;

(4)          Mortgages securing Secured Debt of a Restricted Subsidiary owing to CCEP or to another Restricted Subsidiary;

(5)          Mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with CCEP or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to CCEP or a Restricted Subsidiary;

(6)          Mortgages on property of CCEP or a Restricted Subsidiary in favor of the United States or any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any state thereof, or in favor of any other country or any political subdivision thereof, or any department, agency or instrumentality of such country or political subdivision, to secure partial progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages;

(7)          Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Mortgage referred to in clauses (1) through (6) above and (9) below; provided, however, that the principal amount of Secured Debt so secured shall not exceed the principal amount of Secured Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Mortgage so extended, renewed or replaced (plus improvements and construction on such property);

(8)          Mortgages upon any Operating Property, or any transfer or disposition of any Operating Property, that is created or implemented as a necessary component of a bond for title transaction, payment in lieu of tax agreement or other tax incentive vehicle designed to provide CCEP or any Subsidiary with certain ad valorem property tax savings or other incentive savings; or

(9)          Mortgages to secure Hedging Obligations entered into in the ordinary course of business to purchase any raw material or other commodity or to hedge risks or reduce costs with respect to the interest rate, currency or commodity exposure of CCEP or any Restricted Subsidiary of CCEP and not for speculative purposes.

Notwithstanding the foregoing, CCEP and any one or more of its Restricted Subsidiaries may, however, without securing any debt securities, create, incur, issue, assume or guarantee Secured Debt secured by a Mortgage if, after giving effect to the transaction, the aggregate of the Secured Debt then outstanding (not including Secured Debt permitted under the above exceptions) does not exceed 15% of CCEP’s Consolidated Net Tangible Assets as shown on CCEP’s financial statements as of the end of the fiscal year preceding the date of determination.

“Commodity Agreement” means any forward contract, commodity swap, commodity option or other financial agreement or arrangement relating to, or the value of which is dependent upon fluctuations in commodity prices.

“Consolidated Net Tangible Assets” means the total assets of CCEP and its Restricted Subsidiaries (including, without limitation, any net investment in Subsidiaries that are not Restricted Subsidiaries) after deducting therefrom (a) all current liabilities (excluding any thereof constituting indebtedness for borrowed money) and (b) all goodwill, trade names, trademarks, franchises, patents, unamortized debt discount and expense, organization and developmental expenses and other like segregated intangibles, all as computed by CCEP and its Restricted Subsidiaries in accordance with GAAP as of the end of the fiscal year preceding the date of determination; provided, that any items constituting deferred income taxes, deferred investment tax credit or other similar items shall not be taken into account as a liability or as a deduction from or adjustment to total assets.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

“GAAP” means International Financial Reporting Standards as issued by the International Accounting Standards Board that are applicable at the date of any relevant calculation or determination.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement, Commodity Agreement or derivative contract entered into to hedge interest rate risk, currency exchange risk, and commodity price risk.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

 “Mortgage” or “Mortgages” means any mortgage, pledge, lien, security interest or other encumbrances upon any Operating Property or any shares of stock or on indebtedness for borrowed money of any Restricted Subsidiary (whether such Operating Property, shares of stock or indebtedness for borrowed money are now owned or hereafter acquired).

“Operating Property” means each bottling plant or facility of CCEP or a Restricted Subsidiary located within Europe except any such bottling plant or facility which the Board of Directors of CCEP by resolution reasonably determines not to be of material importance to the total business conducted by CCEP and its Restricted Subsidiaries.

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Restricted Subsidiary” means any Subsidiary of CCEP (i) substantially all of the property of which is located, or substantially all of the business of which is carried on, within Europe, and (ii) which owns or is the lessee of any Operating Property.

“Subsidiary” means (1) any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by CCEP or by one or more other Subsidiaries and (2) any other Person in which CCEP or one or more other Subsidiaries, directly or indirectly, at the date of determination, (x) own at least a majority of the outstanding ownership interests or (y) have the power to elect or direct the election of, or to appoint or approve the appointment of, at least the majority of the directors, trustees or managing members of, or other persons holding similar positions with, such Person.

Restrictions on Sale and Leaseback Transactions.  CCEP will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless:

(1)          CCEP or such Restricted Subsidiary would be entitled to create, incur, issue, assume or guarantee indebtedness secured by a Mortgage upon such property at least equal in amount to the Attributable Debt in respect of such arrangement without equally and ratably securing the debt securities of each series then outstanding under the New Notes Indenture; provided, however, that from and after the date on which such arrangement becomes effective, the Attributable Debt in respect of such arrangement shall be deemed, for all purposes described under “—Restrictions on Liens” above, to be Secured Debt subject to the provisions of the covenants described therein;

(2)          Since September 14, 2010 and within a period commencing twelve months prior to the consummation of such Sale and Leaseback Transaction and ending twelve months after the consummation of such Sale and Leaseback Transaction, CCEP or any Restricted Subsidiary, as the case may be, has expended or will expend for the Operating Property an amount equal to (A) the net proceeds of such Sale and Leaseback Transaction, and CCEP elects to designate such amount as a credit against such Sale and Leaseback Transaction, or (B) a part of the net proceeds of such Sale and Leaseback Transaction and CCEP elects to designate such amount as a credit against such Sale and Leaseback Transaction and applies an amount equal to the remainder of the net proceeds as provided in the following paragraph; or

(3)          such Sale and Leaseback Transaction does not come within the exceptions provided by the first paragraph above under “—Restrictions on Sale and Leaseback Transactions” and CCEP does not make the election permitted by the second paragraph under “—Restrictions on Sale and Leaseback Transactions” or makes such election only as to a part of such net proceeds, in either of which events CCEP shall apply an amount in cash equal to the Attributable Debt in respect of such arrangement (less any amount elected under the second paragraph under “—Restrictions on Sale and Leaseback Transactions”) to the retirement, within 360 days of the effective date of any such arrangement, of indebtedness for borrowed money of CCEP or any Restricted Subsidiary (other than indebtedness for borrowed money of CCEP which is subordinated to the debt securities then outstanding under the New Notes Indenture) which by its terms matures at or is extendible or renewable at the sole option of the obligor without requiring the consent of the obligees to a date more than twelve months after the date of the creation of such indebtedness for borrowed money (it being understood that such retirement may be made by prepayment of such indebtedness for borrowed money, if permitted by the terms thereof, as well as by payment at maturity, and that at the option of CCEP and pursuant to the terms of the New Notes Indenture, such indebtedness may include the debt securities).

“Attributable Debt” under the New Notes Indenture means the present value (discounted at the weighted average interest rate borne by the debt securities outstanding at the time of such Sale and Leaseback transaction compounded semiannually) of the obligation of a lessee for net rental payments during the remaining term of any lease (including any period for which such lease has been extended).

“Sale and Leaseback Transaction” means any arrangement with any person providing for the leasing by CCEP or any Restricted Subsidiary of any Operating Property, whether such Operating Property is now owned or hereafter acquired (except for temporary leases for a term, including renewals at the option of the lessee, of not more than three years and except for leases between CCEP and a Restricted Subsidiary or between Restricted Subsidiaries), which property has been or is to be sold or transferred by CCEP or such Restricted Subsidiary to such person with the intention of taking back a lease of such property.

Payment of Additional Amounts

CCEP, or the Guarantor, as the case may be, will, subject to the exceptions and limitations set forth below, pay as additional interest on the New Notes, such additional amounts as are necessary in order that the net payment by CCEP or the Guarantor, as the case may be, or the paying agent of the principal of and interest on the New Notes to a holder, after deduction for any present or future tax, assessment, or governmental charge of the United Kingdom or United States or a political subdivision or taxing authority thereof or therein (each, a “Tax Jurisdiction”), imposed by withholding with respect to the payment, will not be less than the amount provided in the New Notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

(1)          to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the holder, or a fiduciary, settlor, beneficiary, member, or shareholder of the holder if the holder is an estate, trust, partnership, or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(a)          being or having been present or engaged in trade or business in any Tax Jurisdiction or having or having had a permanent establishment in any Tax Jurisdiction;

(b)          having a current or former relationship with any Tax Jurisdiction, including a relationship as a citizen or resident thereof;

(c)          (in relation to payments by the Guarantor only) being or having been a foreign or domestic personal holding company, a passive foreign investment company, or a controlled foreign corporation with respect to any Tax Jurisdiction or a corporation that has accumulated earnings to avoid income tax in any Tax Jurisdiction; or

(d)          (in relation to payments by the Guarantor only) being or having been a “10-percent shareholder” of the obligor under the New Notes as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”) or any successor provisions;

(2)          to any holder that is not the sole beneficial owner of the New Note, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner, or member received directly its beneficial or distributive share of the payment;

(3)          to a tax, assessment, or governmental charge that is imposed or withheld solely by reason of the failure to comply with certification, identification, or information reporting requirements concerning the nationality, residence, identity, or connection with any Tax Jurisdiction of the holder or beneficial owner of such New Note, if compliance is required by statute or by regulation of any Tax Jurisdiction as a precondition to exemption from such tax, assessment, or other governmental charge;

(4)          to a tax, assessment, or governmental charge that is imposed otherwise than by withholding by CCEP, the Guarantor or a paying agent from the payment;

(5)          to a tax, assessment, or governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(6)          to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax, or a similar tax, assessment or governmental charge;

(7)          to any tax, assessment, or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any New Note, if such payment can be made without such withholding by any other paying agent;

(8)          to any tax, assessment, or governmental charge that is imposed or levied by reason of the presentation (where presentation is required in order to receive payment) of such New Notes for payment on a date more than 30 days after the date on which such payment became due and payable, except to the extent that the holder or beneficial owner thereof would have been entitled to additional amounts had the New Notes been presented for payment on any date during such 30 day period;

(9)          to any taxes imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions that are substantively comparable), any current or future regulations or official interpretations thereof, any similar law or regulation adopted pursuant to an inter-governmental agreement between a non-US jurisdiction and the United States relating to the foregoing, or any agreements entered into pursuant to Section 1471(b)(1) of the Code; or

(10)          in the case of any combination of any items (1) through (9).

The New Notes are subject in all cases to any tax, fiscal or other law or regulation, or administrative or judicial interpretation applicable thereto.  Except as specifically provided under this heading “Payment of Additional Amounts,” neither CCEP nor the Guarantor shall be required to make any payment with respect to any tax, assessment, or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

No Sinking Fund

The New Notes will not be subject to any sinking fund.

Events of Default

An event of default with respect to the New Notes of any series is defined in the New Notes Indenture as:

(a)          default for 30 days in payment of any interest on the New Notes of such series when it becomes due and payable;

(b)          default in payment of principal of or any premium on the New Notes of such series at maturity or upon redemption or repayment when the same becomes due and payable;

(c)          default by CCEP in the performance of any other covenant contained in the New Notes Indenture for the benefit of the New Notes of such series that has not been remedied by the end of a period of 90 days after notice is given as specified in the New Notes Indenture;

(d)          default in the payment of principal or an acceleration of other indebtedness for borrowed money of CCEP where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $100 million and such acceleration has not been rescinded or annulled or such indebtedness repaid within a period of 30 days after written notice to CCEP by the New Notes Trustee or to CCEP and the New Notes Trustee by the holders of at least 25% in principal amount of all outstanding debt securities under the New Notes Indenture, provided that if any such default is cured, waived, rescinded or annulled, then the event of default by reason thereof would be deemed not to have occurred; and

(e)          certain events of bankruptcy, insolvency and reorganization of CCEP.

The New Notes Indenture provides that:

•
if an event of default described in clause (a), (b), (c) or (d) above has occurred and is continuing, either the New Notes Trustee or the holders of not less than 25% in aggregate principal amount of the New Notes of the applicable series may declare the principal amount of the New Notes of such series then outstanding, and any accrued and unpaid interest through the date of such declaration, to be due and payable immediately;

•
upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of, or any premium or interest on the New Notes and in compliance with certain covenants) may be waived by the holders of a majority in aggregate principal amount of the New Notes of the applicable series; and

•
if an event of default described in clause (e) occurs and is continuing, then the principal amount of all debt securities issued under the New Notes Indenture, together with any accrued interest through the occurrence of such event, shall become and be due and payable immediately, without any declaration or other act by the New Notes Trustee or any other holder.

Under the New Notes Indenture, the New Notes Trustee must give to the holders of debt securities of any series notice of all uncured defaults known to it with respect to the debt securities of such series within 90 days after such a default occurs (the term default to include the events specified above without notice or grace periods); provided that, except in the case of default in the payments of principal of or any premium or interest on any of the debt securities of such series, the New Notes Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the best interest of the holders of such debt securities.

No holder of any debt securities may institute any action under the New Notes Indenture unless:

•	such holder has given the New Notes Trustee written notice of a continuing event of default with respect to the debt securities;

•
the holders of not less than 25% in aggregate principal amount of the debt securities of the applicable series have requested the New Notes Trustee to institute proceedings in respect of such event of default;

•	such holder or holders have offered the New Notes Trustee such reasonable indemnity as the New Notes Trustee may require;

•	the New Notes Trustee has failed to institute an action for 60 days thereafter; and

•	no inconsistent direction has been given to the New Notes Trustee during such 60-day period by the holders of a majority in aggregate principal amount of such debt securities.

The holders of a majority in aggregate principal amount of the debt securities of any series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the New Notes Trustee or exercising any trust or power conferred on the New Notes Trustee with respect to the debt securities of such series.  The New Notes Indenture provides that, if an event of default occurs and is continuing, the New Notes Trustee, in exercising its rights and powers under the New Notes Indenture, will be required to use the degree of care of a prudent man in the conduct of his own affairs.  The New Notes Indenture further provides that the New Notes Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the New Notes Indenture unless it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is reasonably assured to it.

CCEP must furnish to the New Notes Trustee within 120 days after the end of each fiscal year a statement signed by two officers thereof stating whether or not to the best knowledge of such officers CCEP is in default in the performance and observance of any of the terms, provisions and conditions of the New Notes Indenture (without regard to any grace period or notice requirements) and, if CCEP shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Modification of the New Notes Indenture

We and the New Notes Trustee may, without the consent of the holders of the New Notes issued under the New Notes Indenture, enter into supplemental indentures for, among others, one or more of the following purposes:

•	to evidence the succession of another corporation to CCEP and the assumption by such successor of its obligations under the New Notes Indenture and the New Notes;

•	to add covenants of CCEP or surrender of any of its rights, or add any rights for the benefit of the holders of debt securities;

•	to cure any ambiguity, omission, defect or inconsistency in such New Notes Indenture;

•	to establish the form or terms of any other series of debt securities, including any subordinated securities;

•
to evidence and provide the acceptance of any successor trustee with respect to the New Notes or one or more other series of debt securities under the New Notes Indenture or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the New Notes Indenture; and

•	to provide any additional events of default.

With certain exceptions, the New Notes Indenture or the rights of the holders of the New Notes may be modified by us and the New Notes Trustee with the consent of the holders of a majority in aggregate principal amount of the New Notes then outstanding affected thereby, but no such modification may be made without the consent of the holder of each outstanding New Note affected thereby that would:

•
change the maturity of the principal of, or any premium on, or any installment of principal of or interest on any New Notes, or reduce the principal amount or any premium or the rate or manner of calculating interest or any premium payable upon redemption or repayment of any New Notes, or change the dates or periods for any redemption or repayment or change any place of payment where, or the coin or currency in which, any principal, premium or interest is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption or repayment, on or after the redemption or repayment date);

•
reduce the percentage in principal amount of the outstanding New Notes, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the New Notes Indenture or certain defaults thereunder and their consequences provided for in the New Notes Indenture; or

•
modify any of the provisions of certain sections of the New Notes Indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the New Notes Indenture cannot be modified or waived without the consent of the holder of each of the outstanding New Notes affected thereby.

Defeasance

The following provisions apply to each series of New Notes.

Covenant Defeasance.  Under current United States federal tax law, CCEP can make the deposit described below with respect to a series of New Notes and be released from some of the restrictive covenants in the New Notes Indenture with respect to such series.  This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your New Notes of such series.  In order to achieve covenant defeasance, we must do the following:

•
Deposit in trust for the benefit of all holders of such series of New Notes a combination of money and government or government agency debt securities or bonds in U.S. dollars that will generate enough cash to make interest, principal and any other payments on the New Notes of such series on their various due dates.

•
Deliver to the New Notes Trustee a legal opinion of our counsel confirming that, under current United States federal income tax law, we may make the above deposit without causing you to be taxed on the New Notes of such series any differently than if we did not make the deposit and just repaid such New Notes ourselves at maturity.

If we accomplish covenant defeasance, you can still look to us for repayment of the New Notes of the relevant series if there were a shortfall in the trust deposit or the New Notes Trustee is prevented from making payment.  In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the New Notes of such series became immediately due and payable, there might be a shortfall.  Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance.  If there is a change in United States federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the New Notes of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•
We must deposit in trust for the benefit of all holders of the New Notes of such series a combination of money and government or government agency debt securities or bonds in U.S. dollars that will generate enough cash to make interest, principal and any other payments on the New Notes of such series in the relevant currency on their various due dates.

•
We must deliver to the New Notes Trustee a legal opinion confirming that there has been a change in current United States federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing you to be taxed on the New Notes of such series any differently than if we did not make the deposit and just repaid such New Notes ourselves at maturity.  Under current United States federal tax law, the deposit and our legal release from the New Notes of such series would be treated as though we paid you your share of the cash and debt securities or bonds at the time the cash and debt securities or bonds were deposited in trust in exchange for your New Notes and you would recognize gain or loss on your New Notes at the time of the deposit.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the New Notes of such series.  You could not look to us for repayment in the unlikely event of any shortfall.  Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.

Legal defeasance and full defeasance are both subject to certain conditions, such as no default or event of default occurring and continuing, and no breach of any material agreement.

Discharge of the New Notes Indenture

We may satisfy and discharge our obligations under the New Notes Indenture by delivering to the New Notes Trustee for cancellation all outstanding New Notes or by depositing with the New Notes Trustee or the paying agent after the New Notes have become due and payable, whether at stated maturity, or any redemption or repayment date, or otherwise, cash sufficient to pay all of the outstanding New Notes and paying all other sums payable under the New Notes Indenture.

Issuance of New Notes in Registered Form

We will issue the New Notes in registered, book-entry form only represented by global securities.

Book-Entry Holders.  We will issue the New Notes in registered book-entry form only.  This means the New Notes will be represented by one or more global securities registered in the name of a depositary.  Financial institutions that participate in the depositary’s book-entry system will hold beneficial interests in the New Notes held by or on behalf of the depositary or its nominee.  These institutions may hold these interests on behalf of themselves or customers.

Under the New Notes Indenture, only the person in whose name a New Note is registered is recognized as the holder of that New Note.  Consequently, for New Notes issued in book-entry form, we will recognize only the depositary or its nominee as the holder of the New Notes and we will make all payments on the New Notes to the depositary.  The depositary will then pass along the payments it receives to its participants, which, in turn, will pass the payments along to their customers who are the beneficial owners.  The depositary and its participants will do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the New Notes or the New Notes Indenture.

As a result, investors will not own New Notes directly.  Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through an indirect participant.  As long as the New Notes are represented by one or more global securities, investors will be indirect holders, and not holders of the New Notes.

Street Name Holders.  In the future, we may terminate a global security.  In these cases, investors may choose to hold their New Notes in their own names or in “street name.”  New Notes held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those New Notes through the account he or she maintains at that institution.

For New Notes held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the New Notes are registered as the holders of those New Notes and we will make all payments on those New Notes to them.  These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so.  Investors who hold New Notes in street name will be indirect holders, and not holders, of the New Notes.

Legal Holders.  Our obligations, as well as the obligations of the New Notes Trustee and those of any third parties employed by us or the New Notes Trustee, run only to the legal holders of the New Notes.  We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means.  This will be the case whether an investor chooses to be an indirect holder of a New Note or has no choice because we are issuing the New Notes only in book-entry form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so.  Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend the New Notes Indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the New Notes Indenture), we would seek the approval only from the holders, and not the indirect holders, of the New Notes.  Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you, we mean those who invest in the New Notes being offered by this Offering Memorandum, whether they are the holders or only indirect holders of those New Notes.  When we refer to your New Notes, we mean the New Notes in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders.  If you hold New Notes through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

•	how it handles securities payments and notices,

•	whether it imposes fees or charges,

•	how it would handle a request for the holders’ consent, if ever required,

•	whether and how you can instruct it to send you New Notes registered in your own name so you can be a holder, if that is permitted in the future for a particular series of New Notes,

•	how it would exercise rights under the New Notes if there were a default or other event triggering the need for holders to act to protect their interests, and

•	if the New Notes are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Form, Exchange and Transfer of Certificated New Notes

If registered New Notes cease to be issued in book-entry form, they will be issued:

•	only in fully registered certificated form,

•	without interest coupons, and

•	in a minimum denomination of $200,000 and integral multiples of $1,000 in excess thereof.

Holders of New Notes may exchange their certificated New Notes of smaller denominations or combined into fewer New Notes of larger denominations, as long as the total principal amount is not changed.

Holders of New Notes may exchange or transfer their certificated New Notes at the office of the New Notes Trustee.  We have appointed the New Notes Trustee to act as our agent for registering New Notes in the names of holders transferring New Notes.  We may appoint another entity to perform these functions or perform them ourselves.

Holders of New Notes will not be required to pay a service charge to transfer or exchange their certificated New Notes, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange.  The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

We may appoint transfer agents or cancel the appointment of any particular transfer agent.  We may also approve a change in the office through which any transfer agent acts.

If we redeem less than all the New Notes of a series, we may block the transfer or exchange of those New Notes of such series during the period beginning 15 days before the day we send the notice of redemption and ending on the day such notice is sent, in order to freeze the list of holders of New Notes to prepare to send the notice.  We may also refuse to register transfers or exchanges of any certificated New Notes selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any New Note that will be partially redeemed.

If a registered New Note is issued in book-entry form, only the depositary will be entitled to transfer and exchange the New Note as described in this subsection, since it will be the sole holder of the New Note.

Global Securities

What Is a Global Security? As noted above, we usually will issue the New Notes as registered securities in book-entry form only.  A global security represents one or any other number of individual New Notes.  All New Notes represented by the same global securities will have the same terms.

Each New Note issued in book-entry form will be represented by a global security that we deposit with, or on behalf of, and register in the name of a financial institution or its nominee that we select.  The financial institution that we select for this purpose is called the depositary.  The Depository Trust Company, New York, New York, known as DTC, will be the initial depositary for all New Notes issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise.  We describe those situations below under “Special Situations When a Global Security Will Be Terminated.”  As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all New Notes represented by a global security, and investors will be permitted to own only beneficial interests in a global security.  Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary.  Thus, an investor whose New Note is represented by a global security will not be a holder of the New Note, but only an indirect owner of a beneficial interest in the global security.

Special Considerations for Global Securities.  As an indirect holder of New Notes, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.  The depositary that holds the global security will be considered the holder of the New Notes represented by the global security.

Since the New Notes will issued initially only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the New Notes to be registered in his or her name, and cannot obtain certificates for his or her interest in the New Notes, except in the special situations we describe below.

•
An investor will be an indirect holder of New Notes and must look to his or her own bank or broker for payments on the New Notes and protection of his or her legal rights relating to the New Notes, as we describe under “Issuance of New Notes in Registered Form” above.

•	An investor may not be able to sell interests in the New Notes to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

•
An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the New Notes must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•
The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security.  We and the New Notes Trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security.  We and the New Notes Trustee also do not supervise the depositary in any way.

•	If we redeem less than all the New Notes of a particular series, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series.

•
An investor is required to give notice of exercise of any option to elect repayment of its New Notes, through its participant, to the New Notes Trustee and to deliver the related New Notes by causing its participant to transfer its interest in those New Notes, on DTC’s records, to the New Notes Trustee.

•
DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds.  Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

•
Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the New Notes.  There may be more than one financial intermediary in the chain of ownership for an investor.  We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated.  In a few special situations described below, a global security will be terminated and interests in it will be exchanged for New Notes of the same series in non-book-entry form (certificated New Notes).  After that exchange, the choice of whether to hold the certificated New Notes directly or in street name will be up to the investor.  Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.  We have described the rights of holders of New Notes and street name investors under “Issuance of New Notes in Registered Form” above.

The special situations for termination of a global security are as follows:

•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 90 days,

•	if we notify the New Notes Trustee that we wish to terminate that global security, or

•	if an event of default has occurred with regard to the New Notes represented by that global security and has not been cured or waived (we discuss defaults above under “—Events of Default”).

If a global security is terminated, only the depositary, and not we or the New Notes Trustee, will be responsible for deciding the names of the institutions in whose names the New Notes represented by the global security will be registered and, therefore, who will be the holders of those New Notes.

New Notes Trustee

 Debt securities issued under the New Notes Indenture when a single trustee is acting for all debt securities issued under the New Notes Indenture are called the “indenture securities.” The New Notes Indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities.  At a time when two or more trustees are acting under the New Notes Indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting.  In the event that there is more than one trustee under the New Notes Indenture, the powers and trust obligations of each trustee described in this Offering Memorandum will extend only to the one or more series of indenture securities for which it is trustee.  If two or more trustees are acting under the New Notes Indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

The New Notes Trustee may resign or be removed at any time with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series.  In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the New Notes Indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

The New Notes Trustee, Deutsche Bank Trust Company Americas, and/or its affiliates may be one of a number of banks with which we maintain ordinary banking relationships and from which we may obtain credit facilities and lines of credit in the future.  Deutsche Bank Trust Company Americas may also serve as trustee under other indentures under which we are an obligor currently and in the future.

Payment and Paying Agents

We will pay interest to the person listed in the New Notes Trustee’s records as the owner of the New Notes on the regular record date, even if that person no longer owns the New Notes on the interest due date.  Because we will pay all the interest for an interest period to the holders of the New Notes on the regular record date, holders buying and selling New Notes must work out between themselves the appropriate purchase price.  The most common manner is to adjust the sales price of the New Notes to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period.  This prorated interest amount is called “accrued interest.”

Payments on Global Securities.  We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time.  Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders of New Notes who own beneficial interests in the global security.  An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “Global Securities—What Is a Global Security?” above.

Payments on Certificated New Notes.  We will make payments on a certificated New Note as follows.  We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder of New Notes at his or her address shown on the New Notes Trustee’s records as of the close of business on the regular record date.  We will make payments of principal and premium, if any, duly and punctually to the office of the New Notes Trustee.

Alternatively, if the holder of New Notes asks us to do so, we may pay any amount that becomes due on the New Note by wire transfer of immediately available funds to an account at a bank in New York City, on the due date.  To request payment by wire, the holder must give the New Notes Trustee or other paying agent appropriate transfer instructions at least 15 calendar days before the requested wire payment is due.  In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date.  Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Same-Day Settlement and Payment

All payments of principal, premium, if any, and interest will be made by us in immediately available funds.

Secondary trading in long-term notes of corporate issuers is generally settled in clearing-house or next-day funds.  In contrast, the New Notes will trade in the Same-Day Funds Settlement System maintained by DTC until maturity or earlier redemption, and secondary market trading activity in the New Notes will therefore be required by DTC to settle in immediately available funds.  No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the New Notes.

Because of time-zone differences, credits of New Notes received in Clearstream Banking, société anonyme (“Clearstream”), or Euroclear Bank, S.A./N.V. (“Euroclear”), as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Clearstream or Euroclear participants on such business day.  Cash received in Clearstream or Euroclear as a result of sales of New Notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of New Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain U.S. federal income tax consequences relating to the Exchange Offers and Consent Solicitations.  This discussion is not a complete description of all U.S. federal income tax considerations that may be relevant in connection with the Exchange Offers and Consent Solicitations.  It does not address considerations that may be relevant to particular holders in light of their individual circumstances and does not deal with taxpayers subject to special treatment under U.S. federal income tax law, such as insurance companies, regulated investment companies, tax-exempt organizations, persons subject to special tax accounting rules as a result of any item of gross income with respect to the Old Notes and/or New Notes being taken into account in an “applicable financial statement” (as defined in Section 451 of the Internal Revenue Code of 1986, as amended (the “Code”)), brokers, dealers in securities or currencies, banks and other financial institutions, hybrid entities, certain former citizens or residents of the United States, individual retirement and other tax-deferred accounts, partnerships or other pass-through entities or arrangements, persons that hold Old Notes or will hold New Notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, persons subject to the alternative minimum tax and U.S. Holders that will hold the New Notes in connection with a trade or business conducted outside the United States.  In addition, this discussion does not address any state, local or non-U.S. tax consequences, nor does it address the Medicare tax on net investment income or any estate or gift tax consequences.

This discussion is limited to investors that hold the Old Notes and any New Notes acquired in an Exchange Offer as capital assets for U.S. federal income tax purposes (generally, property held for investment).  This discussion is based on current provisions of the Code, U.S. Treasury Regulations (the “Regulations”), rulings and judicial decisions, all of which are subject to change, possibly with retroactive effect.  There can be no assurance that the Internal Revenue Service (“IRS”) will not take a view contrary to those expressed herein, and no ruling from the IRS has been, or will be, sought on the issues discussed herein.  Consequently, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those summarized below.

As used herein, a “U.S. Holder” means a beneficial owner of an Old Note or a New Note acquired in an Exchange Offer that is, for U.S. federal income tax purposes:  (i) an individual who is a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (iv) a trust if (a) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries has the authority to control all of the substantial decisions of such trust, or (b) an election has been made to treat the trust as a U.S. person.  The term “Non-U.S. Holder” means any beneficial owner of an Old Note or a New Note acquired in an Exchange Offer that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Old Notes or New Notes, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership.  Any partnerships holding the Old Notes or New Notes (and partners in such partnerships) are urged to consult their tax advisors.

Holders should consult their tax advisors about the tax consequences of the Exchange Offers and Consent Solicitations to them, including the likely impact of each holder’s particular factual situation as well as the application of state, local, non-U.S. or other tax laws.

U.S. Holders

Treatment of the Exchange of Old Notes for New Notes Pursuant to the Exchange Offers

Characterization of the Exchange Offers

The exchange of Old Notes for New Notes will be a taxable exchange under the applicable Regulations if, based on all the facts and circumstances and taking into account all differences in the terms of the New Notes from the terms of the Old Notes, the legal rights or obligations that are modified, and the degree to which they are modified, are economically significant (a “significant modification”).

The governing Regulations provide specific rules to determine whether certain modifications, such as changes of the obligor or changes in yield, are significant.  To the extent CCEP is required to make such determination, CCEP expects to treat the exchange of the Old Notes for New Notes in an Exchange Offer as a significant modification of the Old Notes for U.S. federal income tax purposes, primarily due to the resulting change in the obligor.  Subject to the discussion in “—Early Exchange Premium” below, as a result, a U.S. Holder of Old Notes will recognize gain or loss on such exchange equal to the difference between the amount realized on the exchange and his or her adjusted tax basis in the Old Notes exchanged and a U.S. Holder will recognize ordinary interest income in respect of the separate cash payment of accrued and unpaid interest on the Old Notes to the extent not previously included in gross income.  The amount realized will be equal to the “issue price” of the New Notes received by the U.S. Holder (as discussed below under “—Issue Price of the New Notes”), plus any cash received (other than cash received in respect of accrued and unpaid interest on the Old Notes).  Any gain or loss recognized on the exchange generally will be capital gain or loss, except as provided below under “—Market Discount.”

Any capital gain or loss on the exchange will be considered “long-term” if a U.S. Holder’s holding period in the exchanged Old Notes exceeds one year.  Long-term capital gains of non-corporate U.S. Holders generally are eligible for a reduced rate of taxation.  Deductions for capital losses are subject to certain limitations.  In addition, a U.S. Holder’s holding period in the New Notes that are received would begin on the day after the exchange, and a U.S. Holder’s initial basis in a New Note would be equal to its issue price.

Market Discount

If a U.S. Holder has accrued unrecognized “market discount” (that is, an initial tax basis in such Old Note that was less than the stated principal amount of such Old Note by more than a de minimis amount) on its Old Note, a portion of the gain, if any, recognized on the exchange of the Old Note up to the amount of such accrued market discount will be treated as ordinary interest income and will not receive capital gain treatment.  Unless the U.S. Holder has elected to determine accrued market discount on the basis of a constant interest rate, accrued market discount generally equals a ratable portion of the Old Note’s market discount, based on the number of days the U.S. Holder has held the Old Note at the time of such disposition, as a percentage of the number of days from the date the U.S. Holder acquired such Old Note to its date of maturity.  U.S. Holders that acquired their Old Notes other than at original issuance should consult their tax advisors regarding the possible application of the market discount rules to a tender of the Old Notes pursuant to an Exchange Offer.

Issue Price of the New Notes

Generally, if a debt instrument is issued for money, its issue price is the first price at which a “substantial amount” of the debt instruments were sold.  Where no “substantial amount” of debt instruments are issued for money but a substantial amount of the debt instruments are “traded on an established market,” the issue price of the debt instrument is the fair market value of the debt instrument, determined as of the first date on which a substantial amount of the traded debt instruments are issued.  If no substantial amount of debt instruments are issued for money or traded on an established market, but a substantial amount of the debt instruments are issued in exchange for property that is traded on an established market, then the issue price of the debt instrument is the fair market value of such property, determined as of the first date on which a substantial amount of the debt instruments are issued for traded property.

The New Notes will not be issued for money.  Therefore, if the New Notes of a series are considered to be “traded on an established market,” the issue price of such New Notes will be equal to their fair market value on the date of the exchange.  The New Notes of a series generally will be considered to be “traded on an established market” if, among other things, at any time during the 31-day period ending 15 days after the issue date, there exists a “sales price,” “firm quote,” or “indicative quote” for such New Notes within the meaning of the Regulations.  In addition, in order for the New Notes of a series to be “traded on an established securities market,” the outstanding principal amount of the New Notes of such series must exceed $100 million. If the New Notes of a series are not considered “traded on an established market” within the meaning of the applicable Regulations, but the Old Notes exchanged therefor are so considered, the issue price of such New Notes generally will equal the fair market value of such Old Notes on the date of the exchange, reduced by the cash received in the exchange (other than cash received in respect of accrued and unpaid interest on the Old Notes).

Although it is expected that the New Notes and Old Notes will be considered “traded on an established market” for this purpose, whether the New Notes and Old Notes are so considered and the issue price of the New Notes may not be known until after the exchange.  If neither the New Notes of a series nor the Old Notes exchanged therefor are considered “traded on an established market,” then the issue price of such New Notes generally would be the stated principal amount of such New Notes.

U.S. Holders are urged to consult their tax advisors regarding the determination of the issue price of the New Notes.

Early Exchange Premium

The tax treatment of the Early Exchange Premium paid to U.S. Holders that tender their Old Notes at or before the Early Exchange Date is unclear.  Under the Code, any amount received by a U.S. Holder on retirement of a debt instrument generally is treated as received in exchange for the debt instrument. If the Early Exchange Premium is treated as additional consideration for the Old Notes, the Early Exchange Premium would be treated as part of the total consideration received in exchange for the Old Notes and treated in the manner described above under “—Characterization of the Exchange Offers.”  Based on an IRS private letter ruling, which interprets applicable Regulations, the Early Exchange Premium would be treated first as a payment of interest, to the extent of any accrued and unpaid interest, and then as a payment of principal.  Based on this ruling and because a U.S. Holder cannot receive the Early Exchange Premium except upon the exchange of an Old Note pursuant to an Exchange Offer, CCEP intends to take the position (to the extent it is required to take a position) that the Early Exchange Premium should be treated as additional consideration received in exchange for the Old Notes.  However, no assurance can be given that any position adopted by CCEP will be accepted by the IRS or a court. It is therefore possible that the Early Exchange Premium will be treated as a separate fee that would be subject to tax as ordinary income rather than additional consideration for the Old Notes.  The IRS private letter ruling discussed above is directed only to the taxpayer that requested it and no ruling has been requested by CCEP from the IRS regarding the tax consequences of the Early Exchange Premium. U.S. Holders considering exchanging Old Notes for New Notes should consult their own tax advisors regarding the federal, state, local and foreign income and other tax consequences of the receipt of the Early Exchange Premium.

Consequences of the Ownership of the New Notes

Interest

Interest on the New Notes. including additional amounts paid in respect of withholding taxes (see “Description of the New Notes—Payment of Additional Amounts”) and without reduction for any amounts withheld, will be taxable to a U.S. Holder as ordinary income at the time it is received or accrued, depending on the holder’s method of accounting for U.S. federal income tax purposes.  Interest paid on the New Notes and original issue discount (“OID”), if any, accrued with respect to the New Notes (as described below under “—Original Issue Discount”) generally will constitute income from sources outside the United States and generally will be treated as ‘‘passive category’’ income or, in the case of certain U.S. Holders, ‘‘general category’’ income.

Any non-U.S. withholding tax paid by a U.S. Holder may be eligible for foreign tax credits (or deduction in lieu of such credits) for U.S. federal income tax purposes, subject to applicable limitations. The calculation of foreign tax credits involves the application of complex rules that depend on a U.S. Holder’s particular circumstances. U.S. Holders should consult their tax advisors regarding the availability of foreign tax credits.

Original Issue Discount

The New Notes of a series may be issued with OID for U.S. federal income tax purposes.  For U.S. federal income tax purposes, a New Note will be treated as having been issued with OID if its stated principal amount exceeds its “issue price” (as defined above) by more than a statutorily defined de minimis amount (generally, 0.0025 multiplied by the stated principal amount and the number of complete years to maturity from the issue date).  In the event the New Notes of a series are issued with OID, U.S. Holders generally will be required to include such OID in gross income (as ordinary income) as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder’s regular method of accounting.

In general, the amount of OID with respect to a New Note includible in income by a U.S. Holder is the sum of the “daily portions” of OID with respect to the New Note for each day during the taxable year or portion thereof in which such U.S. Holder holds such New Note.  The daily portion of OID is determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period.  The amount of OID allocable to each accrual period generally is the excess of (i) the product of the New Note’s “adjusted issue price” at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of such period) over (ii) the amount of stated interest allocable to such accrual period.

For purposes of the OID rules, all receipts on a New Note will be viewed first, as payment of stated interest payable on the New Note; second, as receipt of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first; and third, as receipt of principal.

Amortizable Bond Premium

If a U.S. Holder’s initial tax basis in a New Note (which generally will be the issue price of the New Note, as discussed above under “—Characterization of the Exchange Offers”) is greater than its stated principal amount, such U.S. Holder will be considered to have acquired the New Note with “amortizable bond premium” equal to such excess. A U.S. Holder generally may elect to amortize the premium over the remaining term of the New Note on a constant yield method as an offset to interest when includible in income under such U.S. Holder’s regular accounting method. However, because the New Notes may be redeemed by us prior to maturity at a premium, special rules apply that may reduce, eliminate or defer the amount of premium that a U.S. Holder may amortize with respect to a New Note. If a U.S. Holder does not elect to amortize the premium, that premium will decrease the gain or increase the loss such U.S. Holder would otherwise recognize on disposition of the New Note. An election to amortize premium on a constant yield method will also apply to all other taxable debt instruments held or subsequently acquired by a U.S. Holder on or after the first day of the first taxable year for which the election is made. Such an election may not be revoked without the consent of the IRS. U.S. Holders should consult their tax advisors about this election.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of New Notes

Upon the sale, exchange, redemption, retirement or other taxable disposition of a New Note, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the New Note.  A U.S. Holder’s adjusted tax basis in a New Note generally will be equal to such U.S. Holder’s initial tax basis in the New Note (which generally will be the issue price of the New Note, as discussed above under “—Characterization of the Exchange Offers”), increased by the amount of any OID included in the U.S. Holder’s income with respect to the New Note, and decreased by any bond premium previously amortized with respect to the New Notes.  The amount realized generally will equal the amount of any cash plus the fair market value of any property received in exchange for the New Note.  The amount realized does not include the amount attributable to accrued but unpaid interest, which will be taxable as interest income to the extent not previously included in income.

Any gain or loss recognized by a U.S. Holder on the sale, exchange, redemption, retirement or other taxable disposition of a New Note generally will be U.S.-source capital gain or loss and will be long term capital gain or loss if the New Note has been held for more than one year at the time of the taxable disposition.  In the case of a non-corporate U.S. Holder, any such gain currently is subject to preferential U.S. federal income tax rates if that U.S. Holder satisfies certain prescribed minimum holding periods.  The deductibility of capital losses is subject to significant limitations.

Foreign Financial Asset Reporting

Certain U.S. Holders that are individuals or domestic entities may be required to disclose information about their New Notes on IRS Form 8938 on an annual basis if the aggregate value of their “specified foreign financial assets” exceeds an applicable threshold amount (subject to certain exceptions).  Specified foreign financial assets include, among other items, stocks or securities issued by foreign persons and not held in an account maintained by certain financial institutions.  As a result, the New Notes may be considered specified foreign financial assets.  The minimum applicable threshold amount generally is $50,000 in the aggregate, but this threshold amount varies depending on the U.S. Holder’s exact circumstances.  Significant penalties can apply if a U.S. Holder fails to disclose its specified foreign financial assets.  U.S. Holders should consult their own tax advisors regarding their reporting obligations, including any requirement to file IRS Form 8938.

Treatment of Non-Participating U.S. Holders

Generally, the modification of a debt instrument will be treated as a “deemed” exchange of an old debt instrument for a new debt instrument upon which gain or loss is realized if such modification is a “significant modification” (as discussed above under “—Treatment of the Exchange of Old Notes for New Notes Pursuant to the Exchange Offers—Characterization of the Exchange Offers”).  However, under the Regulations, certain types of modifications are not significant modifications.  The Regulations provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification.  However, the Regulations do not define “customary accounting or financial covenants.”  Although the matter is not free from doubt, CCEP believes that the Proposed Amendments will either be customary accounting or financial covenants or otherwise will not be economically significant for these purposes.  Accordingly, a U.S. Holder that does not exchange its Old Notes should not recognize any income, gain or loss, for U.S. federal income tax purposes, upon the adoption of the Proposed Amendments and should have the same adjusted tax basis, holding period and accrued market discount, if any, in the Old Notes after the adoption of the Proposed Amendments that such U.S. Holder had in the Old Notes immediately before such adoption.

The law on this point, however, is unclear and the IRS could assert that the Proposed Amendments constitute a “significant modification” to the terms of the Old Notes.  If such Proposed Amendments were treated as a significant modification to the terms of the Old Notes, a non-tendering U.S. Holder would be treated as having exchanged its Old Notes for “new” Old Notes for U.S. federal income tax purposes, which generally would be a taxable exchange unless such exchange qualified as a tax-free “recapitalization” for U.S. federal income tax purposes (which qualification is unclear).  Accordingly, assuming the exchange does not qualify as a “recapitalization,” a non-exchanging U.S. Holder generally would recognize capital gain or, subject to the wash sale rules, loss in an amount equal to the difference between the “issue price” (as discussed above) of the “new” Old Notes deemed to be received by such U.S. Holder in the exchange and the adjusted tax basis of the Old Notes deemed to have been surrendered in the exchange; provided that any such gain attributable to accrued but unrecognized market discount, and any portion of the “new” Old Notes attributable to accrued but unpaid interest, would be subject to tax as ordinary income.  The non-exchanging U.S. Holder’s holding period in the “new” Old Notes would begin the day after the deemed exchange and the non-exchanging U.S. Holder’s basis in the “new” Old Notes would equal the issue price thereof.

Regardless of whether the exchange of Old Notes for “new” Old Notes qualifies as a “recapitalization,” any “new” Old Notes deemed to be issued as a result of the adoption of the Proposed Amendments may be treated as issued with OID if their stated principal amount exceeds their issue price.  Except where it falls under a statutory de minimis rule, any OID would be required to be included in the income of the U.S. Holders of the “new” Old Notes on a constant yield interest basis over the term of the “new” Old Notes and in advance of cash payments attributable to such income.

Non-U.S. Holders

Treatment of the Exchange of Old Notes for New Notes Pursuant to the Exchange Offers

Treatment of Gain Realized on the Exchange

Subject to the discussions below of amounts attributable to accrued but unpaid interest on the Old Notes and information reporting and backup withholding, any gain realized by a Non-U.S. Holder that exchanges the Old Notes for New Notes generally will not be subject to U.S. federal income tax, unless:

•
such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, in which case the Non-U.S. Holder would be taxed on the gain in the manner described below under “—Interest or Gain Effectively Connected with a U.S. Trade or Business,” unless an applicable income tax treaty provides otherwise; or

•
the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied, in which case the Non-U.S. Holder would be subject to a flat 30% rate of U.S. federal income tax on the gain (unless reduced or eliminated by an applicable income tax treaty), which may be offset by U.S. source capital losses.

Accrued but Unpaid Interest

Subject to the discussion of information reporting and backup withholding below, amounts received pursuant to the Exchange Offers by a Non-U.S. Holder that is attributable to accrued but unpaid interest will not be subject to U.S. federal income or withholding tax provided that:  (1) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all of the classes of stock entitled to vote of Coca-Cola European Partners Holdings US, Inc. ; (2) the Non-U.S. Holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related to Coca-Cola European Partners Holdings US, Inc.; (3) the interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States; and (4) the applicable withholding agent has received or receives appropriate documentation from the Non-U.S. Holder (e.g., IRS Form W-8BEN or W-8BEN-E) establishing that the Non-U.S. Holder is not a United States person. A Non-U.S. Holder that does not qualify for exemption in the preceding sentence generally will be subject to withholding of U.S. federal income tax at a 30% rate (or lower rate under an applicable income tax treaty, provided that a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or suitable substitute form), is furnished to the relevant withholding agent) on payments of interest, unless the interest is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.  If interest received with respect to the New Notes is effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to U.S. federal income tax in the manner described below under “—Interest or Gain Effectively Connected with a U.S. Trade or Business,” unless an applicable income tax treaty provides otherwise.

Non-U.S. Holders should consult their tax advisors regarding the availability of a refund of any U.S. federal withholding tax, and any applicable income tax treaties, which may provide for a lower rate of U.S. federal withholding tax or other rules different from those described above.

Interest or Gain Effectively Connected with a U.S. Trade or Business

Interest or gain on the Old Notes that is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) will not be subject to U.S. federal withholding tax if the Non-U.S. Holder provides a properly executed Form W-8ECI to the applicable withholding agent.  However, such effectively connected interest or gain will be subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a U.S. Holder at the rates applicable to United States persons generally (and, with respect to corporate Non-U.S. Holders, may also be subject to a 30% branch profits tax, although an applicable income tax treaty may provide for a lower rate).

Early Exchange Premium

The tax treatment of the receipt of the Early Exchange Premium by a Non-U.S. Holder that tenders its Old Notes at or before the Early Exchange Date is subject to the same uncertainty as it is for U.S. Holders, as discussed above under “—U.S. Holders—Treatment of the Exchange of Old Notes for New Notes Pursuant to the Exchange Offers—Early Exchange Premium.”  As addressed above, CCEP intends to take the position (to the extent it is required to take a position) that the Early Exchange Premium should be treated as part of the total consideration received in exchange for the Old Notes.  Holders considering exchanging Old Notes for New Notes should consult their own tax advisors regarding the federal, state, local and foreign income and other tax consequences of the receipt of the Early Exchange Premium.

Consequences of the Ownership of the New Notes

A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain recognized or income realized in connection with the New Notes unless (i) in the case of a disposition of the New Notes by an individual Non-U.S. Holder, the Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met, or (ii) the gain or income resulting from the New Notes is effectively connected with a trade or business of the Non-U.S. Holder in  the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States). A Non-U.S. Holder described in clause (i) above generally will be subject to U.S. federal income tax on any gain recognized on the disposition in the manner described above in the second bullet point under “—Treatment of the Exchange of Old Notes for New Notes Pursuant to the Exchange Offers—Treatment of Gain Realized on the Exchange.”  A Non-U.S. Holder should consult their tax advisors concerning any possible U.S. tax consequences associated with the purchase, ownership, and disposition of the New Notes.

Treatment of Non-Participating Non-U.S. Holders

If, contrary to our belief, the Proposed Amendments constitute a “significant modification” of the Old Notes, as discussed above in “—U.S. Holders—Treatment of Non-Participating U.S. Holders,” non-exchanging Non-U.S. Holders may be treated as recognizing income or gain for U.S. federal income tax purposes as a result of a “deemed” exchange of their Old Notes.  In such event, the discussion in “—Non-U.S. Holders— Treatment of the Exchange of Old Notes for New Notes Pursuant to the Exchange Offers” above, generally would apply.

Additional Notes

CCEP may issue additional New Notes (“Additional New Notes”) as described under “Description of the New Notes.” These Additional New Notes, even if they are treated for non-tax purposes as part of the same series as the New Notes in some cases may be treated as a separate series for U.S. federal income tax purposes. In such case, the Additional New Notes may be considered to have OID (or a greater amount of OID) than the New Notes which may adversely affect the market value of the New Notes if the Additional New Notes are not otherwise distinguishable from the New Notes.

Information Reporting and Backup Withholding

Proceeds from taxable exchanges of, and accrued and unpaid interest on, the Old Notes paid to U.S. Holders generally will be subject to information reporting requirements, and payments of interest and other proceeds from the sale or other disposition of a New Note by a U.S. paying agent or other U.S. intermediary to a U.S. Holder will be reported to the IRS and to such U.S. Holder as may be required under applicable Regulations. In addition, a U.S. Holder may be subject to backup withholding with respect to such payments unless such U.S. Holder (a) comes within certain exempt categories and, when required, demonstrates this fact, or (b) provides its correct taxpayer identification number on an IRS Form W-9 (or suitable substitute form), certifies under penalties of perjury that it is not currently subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules.

Generally, information returns may be filed with the IRS in connection with payments of proceeds of the Exchange Offers to Non-U.S. Holders that represent accrued interest. A Non-U.S. Holder generally will not be subject to information reporting or backup withholding with respect to the receipt of cash and New Notes for Old Notes exchanged pursuant to the Exchange Offers, payments of interest on the New Notes, or proceeds from the disposition of the New Notes; provided that when required such Non-U.S. Holder complies with applicable certification procedures to establish that it is not a United States person.

Backup withholding is not an additional tax. Holders generally will be entitled to credit any amounts withheld under the backup withholding rules against their U.S. federal income tax liability and, to the extent any amounts withheld exceed such liability, such holders may be entitled to a refund, provided, in each case, that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act

Pursuant to Sections 1471 through 1474 of the Code (provisions commonly known as “FATCA”), a “foreign financial institution” may be required to withhold U.S. federal withholding tax on certain passthru payments made after December 31, 2018 to the extent such payments are treated as attributable to certain U.S. source payments.  Obligations (such as the New Notes) issued on or prior to the date that is six months after the date on which applicable final regulations are filed defining “foreign passthru payments,” generally would be grandfathered unless materially modified after such date.  However, if Additional New Notes are issued after the expiration of the grandfather period, have the same CUSIP as the New Notes and are subject to withholding under FATCA, then withholding agents may treat the New Notes as subject to withholding under FATCA.  FATCA may also impose U.S. federal withholding tax on certain payments of U.S. source interest and, after December 31, 2018, the gross proceeds from the sale or other disposition of an obligation that produces U.S.-source interest, in each case, to certain foreign entities, either as beneficial owners or as intermediaries.  The FATCA withholding obligation with respect to payments of U.S. source interest does not apply to any debt instrument issued before July 1, 2014 such as the Old Notes (unless such debt instrument is the subject of a “significant modification” in such a way that it is considered to be re-issued for U.S. federal income tax purposes on or after such date).  Accordingly, FATCA withholding is not expected to be required with respect to the disposition of Old Notes pursuant to an Exchange Offer.  Non-U.S. governments have entered into agreements with the United States (and additional non-U.S. governments are expected to enter into such agreements) to implement FATCA in a manner that may alter the rules described herein.  Holders should consult their own tax advisors on how these rules may apply to their investment in the Old Notes and New Notes.

CERTAIN UNITED KINGDOM TAX CONSIDERATIONS

The following is a general description of certain UK tax consequences relating to the Exchange Offers and the New Notes for holders who are not resident for tax purposes in the UK, and (i) do not at any relevant time carry on a trade, profession or vocation in the UK through a branch or agency to which their Old Notes or New Notes are attributable, or (ii) in the case of a corporate holder, do not at any relevant time carry on a trade in the UK through a permanent establishment in the UK to which their Old Notes or New Notes are attributable. It is based on current UK tax law and HM Revenue & Customs (“HMRC”) published practice, both of which may be subject to change, possibly with retrospective effect.  It does not purport to be a complete analysis of all UK tax considerations relating to the Exchange Offers, the Old Notes or the New Notes, relates only to persons who are the absolute beneficial owners of Old Notes and New Notes and who hold Old Notes and New Notes as a capital investment, and does not deal with certain classes of persons (such as brokers or dealers in securities and persons connected with CCEP or CCEP US) to whom special rules may apply.

If you are in any doubt as to your tax position, you should consult an appropriate professional adviser.

The Exchange Offers

The Total Exchange Consideration and Exchange Consideration will not be subject to any withholding or deduction for or on account of UK income tax.

A holder of Old Notes will not be subject to UK tax by direct assessment upon the tender of Old Notes or receipt of the Total Exchange Consideration or Exchange Consideration pursuant to the Exchange Offers if such holder is not resident for tax purposes in the United Kingdom unless (a) that holder is a company which carries on a trade in the United Kingdom through a permanent establishment in the United Kingdom or, if not such a company, carries on a trade, profession or vocation in the United Kingdom through a branch or agency, and (b) the Total Exchange Consideration or Exchange Consideration is received in connection with, or the Old Notes are attributable to, that permanent establishment, branch or agency.  Special rules may apply to individuals who have ceased to be resident for tax purposes in the United Kingdom and who dispose of their Old Notes pursuant to the Exchange Offers before becoming once again resident in the United Kingdom.

The New Notes

(i)          Payment of Interest on the New Notes

Interest on the New Notes will be payable without withholding or deduction for or on account of UK income tax provided the New Notes are and remain listed on a “recognised stock exchange” within the meaning of section 1005 of the Income Tax Act 2007 (the “ITA”). The Irish Stock Exchange is a recognised stock exchange for these purposes.  Securities such as the New Notes will be treated as listed on the Irish Stock Exchange if they are included in the Official List of the Irish Stock Exchange and are listed on the Global Exchange Market of the Irish Stock Exchange.

Interest on the New Notes may also be paid without withholding or deduction for or on account of UK income tax where CCEP reasonably believes at the time the payment is made that (a) the person beneficially entitled to the interest is a UK resident company or a non-UK resident company that carries on a trade in the United Kingdom through a permanent establishment and the payment is one that the non-UK resident company is required to bring into account when calculating its profits subject to UK corporation tax or (b) the person to whom the payment is made is one of the further classes of bodies or persons, and meets any relevant conditions, set out in sections 935-937 of the ITA, provided that in either case HMRC has not given a direction, the effect of which is that the payment may not be made without that withholding or deduction.

In most other cases , an amount must generally be withheld from payments of interest on the New Notes on account of UK income tax at the basic rate (currently 20%), unless another relief or exemption applies (for instance, in connection with a direction by HMRC under an applicable double taxation treaty).

Holders who are individuals may wish to note that HMRC has power to obtain information (including, in certain cases, the name and address of the beneficial owner of the interest) from any person in the United Kingdom who either pays certain amounts in respect of the New Notes to, or receives certain amounts in respect of the New Notes for the benefit of, an individual.  Such information may, in certain circumstances, be exchanged by HMRC with the tax authorities of other jurisdictions.

(ii)          Further UK Tax Matters

A holder of New Notes who is not resident for tax purposes in the United Kingdom will not be subject to UK tax on income in relation to interest on the New Notes which is received without withholding or deduction for or on account of UK income tax (other than in the case of certain trustees), and will not on disposal of the New Notes be subject  to UK tax on chargeable gains, in either case unless (a) that holder is a company which carries on a trade in the United Kingdom through a permanent establishment in the United Kingdom or, if not such a company, carries on a trade, profession or vocation in the United Kingdom through a branch or agency, and (b) the interest is received in connection with, or the New Notes are attributable to, that permanent establishment, branch or agency.  Special rules may apply to individuals who have ceased to be resident for tax purposes in the United Kingdom and who dispose of their New Notes before becoming once again resident in the United Kingdom for such purposes.

Stamp Duty and Stamp Duty Reserve Tax (“SDRT”)

No UK stamp duty or SDRT is payable in relation to the Exchange Offers or on issue of or on a transfer of New Notes.

 WHERE YOU CAN FIND MORE INFORMATION

This Offering Memorandum incorporates by reference (i) the CCEP 20-F, (ii) CCEP’s report on Form 6-K (the “CCEP Six Months Results 6-K”) filed on August 14, 2017 with the SEC containing its interim results for the six months ended June 30, 2017, (iii) CCEP’s report on Form 6-K (the “CCEP Nine Months Results 6‑K”) filed on November 7, 2017 with the SEC containing its interim results for the nine months ended September 29, 2017, but only the report on Form 6-K filed by CCEP with the SEC on November 7, 2017 which contains an introductory note regarding incorporation of the report on Form 6-K by reference into certain of CCEP’s registration statements with the SEC and (iv) CCEP’s report on Form 6-K (the “CCEP Q4 2017 Results 6-K”) filed on February 15, 2018 with the SEC containing its preliminary unaudited results for the fourth quarter and full year ended December 31, 2017, but only the report on Form 6‑K filed by CCEP with the SEC on February 15, 2018 which contains an introductory note regarding incorporation of the report on Form 6-K by reference into certain of CCEP’s registration statements with the SEC.  The CCEP 20-F is available on the SEC’s website at:  http://www.sec.gov/Archives/edgar/data/1650107/000165010717000030/a2016ccepannualfinancialre.htm.  The CCEP Six Months Results 6-K is available on the SEC’s website at:  http://www.sec.gov/Archives/edgar/data/1650107/000165010717000073/ccep2017half-yearreport6k1.htm.  The CCEP Nine Months Results 6-K is available at:  https://www.sec.gov/Archives/edgar/data/1650107/000165010717000098/a2017ccepq3earningsrelease.htm.  The CCEP Q4 2017 Results 6-K is available at: https://www.sec.gov/Archives/edgar/data/1650107/000165010718000008/a2017ccepq4earningsrelease.htm.

In addition, all reports on Form 6-K that CCEP furnishes to the SEC indicating, to the extent expressly designated therein, that they are so incorporated into this Offering Memorandum, and all annual reports on Form 20‑F that CCEP files with the SEC, in each case after the date hereof and prior to the termination of the Exchange Offers and Consent Solicitations, will also be incorporated by reference into this Offering Memorandum.

The public may read and copy any materials we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, United States.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding registrants like CCEP that file electronically with the SEC.  The address of the SEC’s website is www.sec.gov.

Any statement contained in this Offering Memorandum or in any document incorporated or deemed to be incorporated by reference in this Offering Memorandum will be deemed to be modified or superseded for purposes of this Offering Memorandum to the extent that a statement contained in this Offering Memorandum, or is deemed to be incorporated by reference in this Offering Memorandum, modifies or supersedes that statement.  Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this Offering Memorandum.

 LEGAL MATTERS

The validity of the New Notes will be passed upon for us by Shearman & Sterling LLP, New York, New York and London, England.  Simpson Thacher & Bartlett LLP, New York, New York, will act as counsel to the Financial Advisors in the Exchange Offers and Consent Solicitations.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of CCEP as of December 31, 2016 and for the year ended December 31, 2016 included in the CCEP 20-F, which is incorporated herein by reference, have been audited by Ernst & Young LLP, London, United Kingdom, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference.

The consolidated financial statements of CCEP as of December 31, 2015, December 31, 2014, and January 1, 2014 and for each of the two years in the period ended December 31, 2015 included in the CCEP 20-F, which is incorporated herein by reference, have been audited by Ernst & Young LLP, Atlanta, Georgia, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference.

The Exchange and Information Agent for the Exchange Offers and Consent Solicitations is:

D.F. KING & CO., INC.

By Facsimile (for Eligible Institutions only):
(212) 709-3328
Confirmation:  (212) 269-5552

By Mail, Hand Delivery and Overnight Courier:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Attn:  Andrew Beck

Questions, requests for assistance and requests for additional copies of this Offering Memorandum and related Letter of Transmittal may be directed to the Exchange and Information Agent or to CCEP at their respective addresses or telephone numbers set forth below.

D.F. KING & CO., INC.

48 Wall Street, 22nd Floor
New York, New York 10005
Attn:  Andrew Beck

Banks and Brokers call:  (212) 269-5550
Toll free:  (888) 605-1956
Email:  cce@dfking.com

COCA-COLA EUROPEAN PARTNERS PLC

Pemberton House
Bakers Road
Uxbridge UB8 1EZ
United Kingdom

Attention:  Joyce King-Lavinder and Cigdem Gures Erden
Telephone:
In the United States: + 1 (844) 875-8171
In the United Kingdom: +44 1895 844 116

The Lead Financial Advisors for the Exchange Offers and Consent Solicitations are:

Barclays Capital Inc. 745 Seventh Avenue, 5th Floor New York, NY 10019	Mizuho Securities USA LLC 320 Park Avenue, 12th Floor New York, NY 10022

The Co-Financial Advisors for the Exchange Offers and Consent Solicitations are:

Deutsche Bank Securities Inc.	Merrill Lynch, Pierce, Fenner & Smith Incorporated